Exhibit 1.2

Dated June 20, 2022

TUYA INC.

China International Capital Corporation Hong Kong Securities Limited

MORGAN STANLEY ASIA LIMITED

Merrill Lynch (Asia Pacific) Limited

and

THE HONG KONG UNDERWRITERS
(named in Schedule 2)

HONG KONG UNDERWRITING AGREEMENT
relating to the Hong Kong Public Offering of
730,000 Class A Ordinary Shares of par value of US$0.00005 each in the Company

THIS AGREEMENT is made on June 20, 2022

BETWEEN:

(1)	Tuya Inc., a company incorporated in the Cayman Islands on August 28, 2014 as an exempted company under the laws of the Caymans Islands, having its registered address at the office of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (the “Company”);

(2)	China International Capital Corporation Hong Kong Securities Limited of 29/F One International Finance Centre, 1 Harbour View Street, Central, Hong Kong (“CICC”);

(3)	MORGAN STANLEY ASIA LIMITED of Level 46, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong (“MS”);

(4)	Merrill Lynch (Asia Pacific) Limited of 55/F, Cheung Kong Center, 2 Queen’s Road Central, Central, Hong Kong (“BofA Securities”); and

(5)	THE HONG KONG UNDERWRITERS whose names and addresses are set out in Schedule 2 (the “Hong Kong Underwriters”).

RECITALS:

(A)	The Company is incorporated in the Cayman Islands on August 28, 2014, and is registered in Hong Kong as a non-Hong Kong company under Part 16 of the Companies Ordinance. As at the date hereof, the Company has an authorized share capital of US$50,000 divided into 600,000,000 Class A Ordinary Shares of par value US$0.00005 each, 200,000,000 Class B Ordinary Shares of par value US$0.00005 each and 200,000,000 shares of par value US$0.00005 each of such class or classes (however designated) as the board of directors of the Company may determine; and an issued share capital of US$28,562.33 representing 491,846,560 Class A Ordinary Shares of par value US$0.00005 each and 79,400,000 Class B Ordinary Shares of par value US$0.00005 each, all of which have been allotted and issued and are fully paid or credited as full paid.

(B)	The Company is proposing to obtain a listing for its Class A Ordinary Shares on the Stock Exchange by way of a Global Offering comprising:

(a)	Hong Kong Public Offering (as defined herein), comprising an offer for subscription of the Hong Kong Offer Shares, in respect of which this Agreement is being entered into; and

(b)	International Offering (as defined herein), comprising an offer for subscription of new Class A Ordinary Shares to be issued by the Company pursuant to the registration statement on Form F-3, as amended, that was filed with the SEC on May 31, 2022, including the preliminary prospectus dated on or around June 22, 2022.

(C)	CICC, MS and BofA Securities have been appointed as the Joint Global Coordinators in connection with the Global Offering.

(D)	The Joint Sponsors (as defined herein) have made an application on behalf of the Company to the Listing Committee of the Stock Exchange for the listing on the Main Board of, and permission to deal on the Main Board in, the Class A Ordinary Shares in issue and to be issued pursuant to the Global Offering (including Class A Ordinary Shares which may be issued pursuant to the Over-allotment Option), the Class A Ordinary Shares to be issued pursuant to the 2015 Equity Incentive Plan and the Class A Ordinary Shares to be issued after the conversion of the Class B Ordinary Shares into Class A Ordinary Shares on a one to one basis.

(E)	The Hong Kong Underwriters have agreed to severally (and not jointly or jointly and severally) underwrite the Hong Kong Public Offering upon and subject to the terms and conditions of this Agreement.

(F)	The Company has agreed to give the representations, warranties, undertakings and indemnities set out herein in favor of the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters.

(G)	The Company has appointed Computershare Hong Kong Investor Services Limited to act as its Hong Kong share registrar and transfer agent for the Shares.

(H)	The Company has appointed Bank of China (Hong Kong) Limited as the Receiving Bank for the Hong Kong Public Offering and Bank of China (Hong Kong) Nominees Limited as the Nominee to hold the application monies under the Hong Kong Public Offering.

(I)	The Company, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners and other International Underwriters intend to enter into the International Underwriting Agreement providing for the underwriting of the International Offering by the International Underwriters subject to the terms and conditions set out therein.

(J)	The Company is expected to grant to the Joint Representatives in relation to the International Offering and the International Underwriters the Over-allotment Option, exercisable by the Joint Representatives (on behalf of the Joint Bookrunners in relation to the International Offering and the International Underwriters), to require the Company to allot and issue to an additional 1,095,000 Offer Shares, representing not more than 15% of the Offer Shares initially available under the Global Offering, to cover any over-allocations in the International Offering, subject to and on the terms of the International Underwriting Agreement.

(K)	At a meeting of the Board held on June 15, 2022, resolutions were passed pursuant to which, inter alia, the Board has approved, and any executive director of the Company, was authorized to sign on behalf of the Company, approve any documents, agreements and other matters in connection with the Global Offering.

NOW IT IS HEREBY AGREED as follows:

1	DEFINITIONS AND INTERPRETATION

1.1	Introduction: Except where the context otherwise requires, in this Agreement, including the Recitals and the Schedules, the following words and expressions shall have the respective meanings set out below:

“1933 Act Regulations” means the rules and regulations promulgated under the Securities Act;

“2015 Equity Incentive Plan” means the equity incentive plan the Company adopted on December 23, 2014, as amended from time to time, the principal terms of which are set out in “Statutory and General Information – D. Equity Incentive Plan – 1. 2015 Equity Incentive Plan” in Appendix IV to the Hong Kong Prospectus;

“Acceptance Date” means June 27, 2022, being the date on which the Application Lists close in accordance with Clause 4.4;

“Accepted Hong Kong Public Offering Applications” means the Hong Kong Public Offering Applications which are from time to time accepted in whole or in part pursuant to Clause 4.5;

“Accounts” means the audited consolidated financial statements of the Group as of and for the three years ended December 31, 2021, and all related notes as set out in Appendix I to the Hong Kong Prospectus;

“Admission” means the grant or agreement to grant by the Listing Committee of the Stock Exchange of the listing on the Main Board of, and permission to deal on the Main Board in, the Class A Ordinary Shares in issue and to be issued pursuant to the Global Offering (including Class A Ordinary Shares which may be issued pursuant to the Over-allotment Option), the Class A Ordinary Shares to be issued pursuant to the 2015 Equity Incentive Plan and the Class A Ordinary Shares to be issued after the conversion of the Class B Ordinary Shares into Class A Ordinary Shares on a one to one basis;

“ADS(s)” means American Depositary Shares (each represents one Class A Ordinary Share);

“Affiliates” means, in respect of a particular company, any company or other entity which is its holding company or subsidiary, head office or branch, or any subsidiary or branch of its holding company, or which directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such company. For the purposes of the foregoing, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling”, “controlled by” and “under common control with” shall be construed accordingly;

“Application Proof” means the application proof of the prospectus of the Company submitted to the Stock Exchange on January 25, 2022;

“Application Lists” means the application lists in respect of the Hong Kong Public Offering referred to in Clause 4.4;

“Approvals” means all approvals, filings, sanctions, consents, permissions, certificates, authorizations, licenses, permits, permissions, clearances, orders, concessions, qualifications, registrations, declarations and franchises from any person, and filings and registrations with any person, of any relevant jurisdictions, including, without limitation, the United States, Hong Kong and the PRC;

“Articles of Association” means the articles of association of the Company as amended, supplemented or otherwise modified from time to time;

“Associate” has the meaning given to it in the Listing Rules;

“Authority” means any administrative, governmental, executive or regulatory commission, individual, board, body, authority or agency, or any stock exchange, self-regulatory organization or other non-governmental regulatory authority, or any court, tribunal or arbitrator, in each case whether national, central, federal, provincial, state, regional, municipal, local, domestic, foreign or supranational;

“Base Prospectus” shall have the meaning ascribed to it in the International Underwriting Agreement;

“BHC Act Affiliate” means the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k);

“Board” means the board of directors of the Company;

“Brokerage” means the brokerage at the rate of 1.0% of the Hong Kong Offer Price in respect of the Hong Kong Offer Shares or 1.0% of the International Offer Price in respect of the International Offer Shares (as the case may be), payable by investors in the Global Offering;

“Business Day” means a day (other than a Saturday, Sunday or public holiday) on which banks are open for general banking business in Hong Kong;

“CCASS” means the Central Clearing and Settlement System established and operated by HKSCC;

“Class A Ordinary Shares” means class A ordinary shares in the share capital of the Company, with a par value of US$0.00005 each, conferring a holder of a class A ordinary share one vote per share on any resolutions tabled at the Company’s general meetings;

“Class B Ordinary Shares” means class B ordinary shares in the share capital of the Company, with a par value of US$0.00005 each, conferring a holder of a class B ordinary share currently fifteen (15) votes per share (and ten (10) votes per Share after amendment of the Articles of Association in the Post-Listing GM) on any resolutions tabled at the Company’s general meetings, save for resolutions with respect to any Reserved Matters, in which case they shall be entitled to one vote per Share;

“CMBI” means CMB International Capital Limited;

“Companies Ordinance” means the Companies Ordinance (Chapter 622 of the Laws of Hong Kong), as amended, supplemented or otherwise modified from time to time;

“Companies (Winding Up and Miscellaneous Provisions) Ordinance” means the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Chapter 32 of the Laws of Hong Kong), as amended, supplemented or otherwise modified from time to time;

“Company’s Cayman Counsel” means Maples and Calder (Hong Kong) LLP, being the Company’s legal advisers on Cayman Islands law, of 26th Floor, Central Plaza, 18 Harbour Road, Wanchai, Hong Kong;

“Company’s HK & US Counsel” means Davis Polk & Wardwell, being the Company’s legal advisers on Hong Kong and US law, of 18th Floor, The Hong Kong Club Building, 3A Chater Road, Hong Kong;

“Company’s PRC Counsel” means Jia Yuan Law Offices, being the Company’s legal advisers on PRC law, of F408, Ocean Plaza, 158 Fuxing Men Nei Street, Xicheng District, Beijing, PRC;

“Conditions” means the conditions precedent set out in Clause 2.1;

“Conditions Precedent Documents” means the documents listed in Parts A and B of Schedule 4;

“Consolidated Affiliated Entities” means all entities the Company controls through the contractual arrangements and their respective subsidiaries;

“Contracts (Rights of Third Parties) Ordinance” means the Contracts (Rights of Third Parties) Ordinance (Chapter 623 of the laws of Hong Kong), as amended, supplemented or otherwise modified from time to time;

“Controlling Shareholder(s)” means Mr. Wang Xueji, Mr. Chen Liaohan, Mr. Zhou Ruixin, Tuya Group Inc., Tenet Group Limited, Tenet Vision Limited, Tenet Global Inc., Tenet Smart Limited, Unileo Limited and Valgolden Limited, the controlling shareholders of the Company;

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

“Default Right” means the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable;

“Directors” means the directors of the Company whose names are set out in Schedule 1 and in the section headed “Directors and Senior Management” in the Hong Kong Prospectus;

“Disclosure Package” means any Issuer Free Writing Prospectus, including the Base Prospectus, any Preliminary Prospectus (including documents and information incorporated by reference therein) relating to the International Offer Shares, and the other information, if any stated in the International Underwriting Agreement, all considered together;

“Disputes” has the meaning ascribed to it in Clause 16.2;

“Eighth Amended and Restated Articles of Association” means eighth amended and restated articles of association of the Company adopted by a special resolution of the shareholders of the Company passed on February 21, 2021 and effective immediately prior to the completion of the Company’s initial public offering ADSs representing its Class A Ordinary Shares on NYSE;

“Encumbrance” means a mortgage, charge, pledge, lien, option, restriction, right of first refusal, right of pre-emption, claim, defect, right, interest or preference granted to any third party, or any other encumbrance or security interest of any kind;

“Expert” means the Joint Sponsors, the Company’s PRC Counsel, the Company’s Cayman Counsel, Appleby (Cayman) Ltd, the Reporting Accountant and the Industry Consultant;

“FINRA” means the Financial Industry Regulatory Authority, Inc.;

“Formal Notice” means the press announcement substantially in the agreed form to be issued in connection with the Hong Kong Public Offering pursuant to the Listing Rules, as amended, supplemented or otherwise modified from time to time;

“FRC Transaction Levy” means the transaction levy at the rate of 0.00015% of the Hong Kong Offer Price in respect of the Hong Kong Offer Shares, or 0.00015% of the International Offer Price in respect of the International Offer Shares (as the case may be), imposed by the Financial Reporting Council;

“Global Offering” means the Hong Kong Public Offering and the International Offering;

“Green Application Form(s)” means the application form(s) to be completed by the White Form eIPO Service Provider in connection with the Hong Kong Public Offering;

“Group” means the Company, its subsidiaries and Consolidated Affiliated Entities from time to time;

“Group Entity” means a member of the Group;

“HK$” or “Hong Kong dollars” means Hong Kong dollars, the lawful currency of Hong Kong;

“HKSCC” means Hong Kong Securities Clearing Company Limited;

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC;

“Hong Kong Offer Price” means the final price per Share (exclusive of Brokerage, the Trading Fee, the Transaction Levy and the FRC Transaction Levy) at which the Hong Kong Offer Shares are to be subscribed under the Global Offering;

“Hong Kong Offer Shares” means the 730,000 Class A Ordinary Shares being initially offered by the Company for subscription under the Hong Kong Public Offering, subject to adjustment and reallocation as provided in Clauses 2.6, 4.11 and 4.12;

“Hong Kong Prospectus” means the prospectus in the agreed form to be issued by the Company in connection with the Hong Kong Public Offering, and all amendments or supplements thereto;

“Hong Kong Prospectus Date” means the date of issue of the Hong Kong Prospectus, which is expected to be on or about June 22, 2022;

“Hong Kong Public Offering” means the offer of the Hong Kong Offer Shares at the Hong Kong Offer Price for subscription by the public in Hong Kong on and subject to the terms and conditions of the Hong Kong Public Offering Documents;

“Hong Kong Public Offering Applications” means applications to subscribe for Hong Kong Offer Shares made online through the White Form eIPO service at www.eipo.com.hk, or through CCASS EIPO service to electronically cause HKSCC Nominees Limited to apply on an applicant’s behalf and otherwise made in compliance with the terms and conditions of the Hong Kong Public Offering Documents;

“Hong Kong Public Offering Documents” means the Application Proof, the PHIP, the Hong Kong Prospectus, the Green Application Forms and the Formal Notice;

“Hong Kong Share Registrar” means Computershare Hong Kong Investor Services Limited of Shops 1712-1716, 17th Floor, Hopewell Centre, 183 Queen’s Road East, Wan Chai, Hong Kong;

“Hong Kong Underwriters” has the meaning ascribed to it in the parties clause;

“Hong Kong Underwriting Commitment” means, in relation to any Hong Kong Underwriter, the maximum number of Hong Kong Offer Shares which such Hong Kong Underwriter has agreed to procure subscribers to, or failing which itself as principal to, subscribe, pursuant to the terms of this Agreement, as shown opposite its name in SCHEDULE 2, subject to adjustment and reallocation as provided in Clauses 4.12 and 2.6;

“Indemnified Parties” means (i) the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, and the Hong Kong Underwriters; (ii) their respective Affiliates and delegates under Clause 3.4, (iii) their respective representatives, partners, directors, officers, employees, members, and agents (iv) all directors, officers, members, employees and agents of their respective subsidiaries, head offices and branches, associates and affiliates; and (v) the successors and assignees of all of the foregoing persons, and “Indemnified Party” means any one of them;

“Industry Consultant” means China Insights Industry Consultancy Limited, being the Company’s industry consultant, of 10F, Block B, Jing’an International Center, 88 Puji Road, Jing’an District, Shanghai, PRC;

“Intellectual Property” means letters patent, patent applications, trademarks (both registered and unregistered), service marks (both registered and unregistered), registered designs, trade or service names, domain names, software, utility models, applications for any of the foregoing and the right to apply for any of the foregoing in any part of the world, copyright, inventions, confidential information, know-how (including, without limitation, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or processes), business names and any similar rights situated in any part of the world, and the benefit (subject to the burden) of any and all licenses in connection with any of the foregoing;

“Internal Control Consultant” means the internal control consultant appointed by the Company to conduct internal control review in anticipation of the Global Offering;

“International Offer Price” means the final price per Share (exclusive of the Brokerage, the Trading Fee, the Transaction Levy and the FRC Transaction Levy) at which the International Offer Shares are to be subscribed under the Global Offering;

“International Offer Shares” means the 6,570,000 Class A Ordinary Shares to be initially offered to investors at the International Offer Price under the International Offering for subscription subject, to adjustment and reallocation in accordance with the International Underwriting Agreement, together (where applicable) with any additional Offer Shares to be issued pursuant to the exercise of the Over-allotment Option;

“International Offering” means the proposed offering and sale by the Company through the International Underwriters or their respective affiliates of the International Offer Shares in the United States pursuant to an “automatic shelf registration statement” as defined under Rule 405 under the Securities Act on Form F-3 dated May 31, 2022 and outside the United States in offshore transactions, upon and subject to the terms and conditions of the International Underwriting Agreement;

“International Offering Purchasing Commitment” means, in relation to any International Underwriter, the maximum number of International Offer Shares in respect of which such International Underwriter has agreed to procure placees, or failing which itself as principal to purchase, pursuant to the terms of the International Underwriting Agreement, subject to adjustment and reallocation in accordance with the International Underwriting Agreement and subject to the Over-allotment Option;

“International Underwriters” means the persons named in the International Underwriting Agreement as such to underwrite the International Offering;

“International Underwriting Agreement” means the International Underwriting Agreement relating to the International Offering to be entered into between, among others, the Company, the Joint Representatives and the International Underwriters on or around June 27, 2022;

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus”, as defined in Rule 433 under the Securities Act, relating to the International Offer Shares in the form filed or required to be filed with the SEC or, if not required to be filed, in the form retained in the Company’s record pursuant to Rule 433(g) of the Securities Act;

“Joint Bookrunners” means CICC, MS, BofA Securities, CMBI and Tiger Brokers, being the joint bookrunners to the Global Offering;

“Joint Global Coordinators” means CICC, MS and BofA Securities, being the joint global coordinators to the Global Offering;

“Joint Representative” means CICC, MS and BofA Securities, being the joint representatives of the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters;

“Joint Lead Managers” means CICC, MS, BofA Securities, CMBI and Tiger Brokers, being the joint lead managers to the Global Offering;

“Joint Sponsors” means CICC, BofA Securities and MS, being the joint sponsors to the Global Offering;

“Laws” means any and all national, central, federal, provincial, state, regional, municipal, local, domestic or foreign laws (including any common law or case law), statutes, ordinances, legal codes, regulations or rules (including any and all regulations, rules, orders, executive orders, judgments, decrees, rulings, opinions, guidelines, measures, notices or circulars (in each case, whether formally published or not and to the extent mandatory or, if not complied with, the basis for legal, administrative, regulatory or judicial consequences) of any Authority);

“Legal Advisers” means Company’s HK & US Counsel, Company’s PRC Counsel, Company’s Cayman Counsel, Underwriters’ HK & US Counsel, Underwriters’ PRC Counsel and Appleby (Cayman) Ltd;

“Listing Committee” means the listing committee of the Stock Exchange;

“Listing Date” means the first day on which the Class A Ordinary Shares commence trading on the Main Board, which is expected to be on July 5, 2022;

“Listing Rules” means the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (as amended from time to time) and the listing decisions, guidelines and other requirements of the Stock Exchange, each as amended, supplemented or otherwise modified from time to time;

“Main Board” means the stock exchange (excluding the option market) operated by the Stock Exchange which is independent from and operated in parallel with the GEM operated by the Stock Exchange;

“Material Adverse Effect” means a material adverse effect or any development involving a prospective material adverse effect, on the assets, liabilities, general affairs, business, management, performance, prospects, shareholders’ equity, position or condition (financial, operational or trading or otherwise), results of operations, or prospects or performance of the Group, taken as a whole;

“Maximum Hong Kong Offer Price” has the meaning ascribed to it in Clause 2.5;

“Memorandum of Association” means the memorandum of association of the Company as amended, supplemented or otherwise modified from time to time;

“Nominee” means Bank of China (Hong Kong) Nominees Limited, in whose name the application moneys are to be held by Receiving Bank under the Receiving Bank’s Agreement;

“NYSE” means the New York Stock Exchange;

“Offer Shares” means the Hong Kong Offer Shares and the International Offer Shares, together with, where relevant, the Over-allotment Option Shares;

“Offering Documents” means the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package, the Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus and any other announcement, document, documents materials, communications or information made, issued, given, released, arising out of or used in connection with or in relation to the contemplated offering and sale of the Offer Shares or otherwise in connection with the Global Offering, including, without limitation, any road show materials relating to the Offer Shares and, in each case, all amendments or supplements thereto, whether or not approved by the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers or any of the Underwriters;

“Operative Documents” means the Price Determination Agreement, the Receiving Bank’s Agreement, the Registrar’s Agreement;

“Over-allotment Option” means the over-allotment option to be granted by the Company to the International Underwriters, exercisable by the Joint Representatives (on behalf of the International Underwriters) under the International Underwriting Agreement, pursuant to which the Company may be required to issue up to an aggregate of 1,095,000 additional Offer Shares, representing in aggregate not more than 15% of the initial number of Offer Shares, at the International Offer Price;

“Over-allotment Option Shares” means up to 1,095,000 additional Offer Shares which the Company may be required to issue upon the exercise of the Over-allotment Option;

“Over-Subscription” has the meaning ascribed to it in Clause 4.11;

“PHIP” means the post hearing information pack of the Company posted on the Stock Exchange’s website at http://www.hkexnews.hk on June 22, 2022, as amended or supplemented by any amendment or supplement thereto;

“Post-Listing GM” means the first general meeting of the Company to be convened within six months from the Listing Date, in which shareholders’ approval will be sought to amend the Articles of Association, details of which are described in the section headed “Waivers and Exemptions – Requirements Relating to the Articles of Association of the Company” in the Hong Kong Prospectus;

“PRC” means the People’s Republic of China which, for the purposes of this Agreement only, excludes Hong Kong, Macau Special Administrative Region of the People’s Republic of China and Taiwan;

“PRC Company Law” means the Company Law of the PRC;

“Preliminary Prospectus” means any preliminary prospectus (including the Base Prospectus and any preliminary prospectus supplement) relating to the Offer Shares filed with the SEC pursuant to Rule 424(b) under the Securities Act;

“Price Determination Agreement” means the agreement in the agreed form to be entered into between the Company and the Joint Representatives (for themselves and on behalf of the Hong Kong Underwriters and the International Underwriters) on the Price Determination Date to record the Hong Kong Offer Price and the International Offer Price;

“Price Determination Date” means the date on which the Hong Kong Offer Price and International Offer Price are fixed for the purposes of, among others, the Global Offering in accordance with Clause 2.5;

“Proceedings” has the meaning ascribed to it in Clause 12;

“Prospectus” means the Base Prospectus, as supplemented by the prospectus supplement specifically relating to the Offer Shares in the form first used to confirm sales of the Offer Shares (or in the form first made available to the International Underwriters by the Company to meet request of purchasers pursuant to Rule 173 of the Securities Act);

“Receiving Bank” means Bank of China (Hong Kong) Limited, the receiving bank appointed by the Company in connection with the Hong Kong Public Offering pursuant to the Receiving Bank’s Agreement;

“Receiving Bank’s Agreement” means the agreement dated June 20, 2022 entered into between the Company, the Receiving Bank, the Joint Sponsors, the Joint Representatives, the Nominee and the Hong Kong Share Registrar for the appointment of the Receiving Bank and the Nominee in connection with the Hong Kong Public Offering;

“Registrar’s Agreement” means the agreement dated June 16, 2022 entered into between the Company and the Hong Kong Share Registrar in relation to the appointment of the Hong Kong Share Registrar;

“Registration Statement” means the registration statement filed with the SEC on Form F-3 dated May 31, 2022, relating to the Shares of the Company including the Offer Shares, to be issued from time to time by the Company, and the Shares to be borrowed under the Stock Borrowing Agreement, as amended to the date of the International Underwriting Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A, Rule 430B or Rule 430C under the 1933 Act Regulations;

“Relevant Hong Kong Public Offering Application” means, in relation to any Hong Kong Underwriter, a Hong Kong Public Offering Application made or procured to be made by such Hong Kong Underwriter which is applied pursuant to Clause 4.7 to reduce the Hong Kong Underwriting Commitment of such Hong Kong Underwriter;

“Renminbi” and “RMB” mean Renminbi, the lawful currency of the PRC;

“Reporting Accountant(s)” means PricewaterhouseCoopers, Certified Public Accountant;

“Reserved Matters” means those matters resolutions with respect to which each Share is entitled to one vote at general meetings of the Company pursuant to the Articles of Association after amendment in the Post-Listing GM, being: (i) any amendment to the memorandum of association of the Company or Articles of Association, (ii) the variation of the rights attached to any class of shares, (iii) the appointment, election or removal of any independent non-executive Director, (iv) the appointment or removal of the Company’s auditors, and (v) the voluntary liquidation or winding-up of the Company;

“SEC” the United States Securities and Exchange Commission;

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

“Securities and Futures Ordinance” means the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong), as amended, supplemented or otherwise modified from time to time;

“SFC” means the Securities and Futures Commission of Hong Kong;

“Shares” means the Class A Ordinary Shares and/or the Class B Ordinary Shares in the share capital of the Company;

“Sponsors Engagement Letter” means the sponsors engagement letter between the Joint Sponsors and the Company dated November 1, 2021;

“Stabilizing Manager” has the meaning ascribed to it in Clause 7.1;

“Stock Borrowing Agreement” means the stock borrowing agreement expected to be entered into between June 27, 2022 and the Stabilizing Manager (or its affiliates or any person acting for it) on or about the Price Determination Date pursuant to which the Stabilizing Manager (or its affiliates or any person acting for it) may request Tenet Group Limited to make available to the Stabilizing Manager (or its affiliates or any person acting for it) on a temporary basis up to 1,095,000 Class A Ordinary Shares to cover over-allocations in the International Offering;

“Stock Exchange” means The Stock Exchange of Hong Kong Limited;

“Subsidiaries” means the subsidiaries of the Company, within the meaning of the Listing Rules, and “Subsidiary” means any one of them;

“Taxation” or “Taxes” means all present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature imposed, assessed or levied by any Authority, whether by way of actual assessment, loss of allowance, withholding, deduction or credit available for relief or otherwise, including all interest, additions to tax, penalties or similar liabilities with respect thereto and all forms of taxation whenever created, imposed or arising and whether of the Cayman Islands, Hong Kong, the PRC or of any other part of the world and, without prejudice to the generality of the foregoing, includes all forms of taxation on or relating to profits, salaries, interest and other forms of income, taxation on capital gains, sales and value added taxation, business tax, estate duty, death duty, capital duty, stamp duty, payroll taxation, withholding taxation, rates and other taxes or charges relating to property, customs and other import and excise duties, and generally any taxation, fee, assessment, duty, impost, levy, rate, charge or any amount payable to taxing, revenue, customs or fiscal authorities whether of the Cayman Islands, Hong Kong, the PRC or of any other part of the world;

“Tiger Brokers” means Tiger Brokers (HK) Global Limited;

“Trading Fee” means the trading fee at the rate of 0.005% of the Hong Kong Offer Price in respect of the Hong Kong Offer Shares, or 0.005% of the International Offer Price in respect of the International Offer Shares (as the case may be), imposed by the Stock Exchange;

“Transaction Levy” means the transaction levy at the rate of 0.0027% of the Hong Kong Offer Price in respect of the Hong Kong Offer Shares, or 0.0027% of the International Offer Price in respect of the International Offer Shares (as the case may be), imposed by the SFC;

“Under-Subscription” has the meaning ascribed to it in Clause 4.6;

“Underwriters” means the Hong Kong Underwriters and the International Underwriters;

“Underwriters’ HK & US Counsel” means Cleary Gottlieb Steen & Hamilton (Hong Kong), being the Underwriters’ legal advisers on Hong Kong and US law, of 37th Floor, Hysan Place, 500 Hennessy Road, Causeway Bay, Hong Kong;

“Underwriters’ PRC Counsel” means Jingtian & Gongcheng, being the Underwriters’ legal advisers on PRC law, of 34th Floor, Tower 3, China Central Place, 77 Jianguo Road, Chaoyang District, Beijing, PRC;

“Unsubscribed Shares” has the meaning ascribed to it in Clause 4.6;

“US” and “United States” means the United States of America;

“US$” or “United States dollars” means United States dollars, the lawful currency of United States;

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder;

“Verification Notes” means the verification notes relating to the Hong Kong Prospectus, copies of which have been signed and approved by, among others, the Directors, and delivered or will be delivered to the Joint Sponsors;

“Warranties” means the representations, warranties and undertakings given by the Company as set out in Schedule 3;

“White Form eIPO” means the service established, operated or maintained by the White Form eIPO Service Provider, whereby certain individual applicants in the Hong Kong Public Offering may submit electronic applications online through the internet for Hong Kong Offer Shares; and

“White Form eIPO Service Provider” means Computershare Hong Kong Investor Services Limited of Shops 1712-1716, 17th Floor, Hopewell Centre, 183 Queen’s Road East, Wan Chai, Hong Kong.

1.2	Headings: The headings in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

1.3	Recitals and Schedules: The Recitals and Schedules form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement and any reference to this Agreement shall include the Recitals and the Schedules.

1.4	References: Except where the context otherwise requires, references in this Agreement to:

1.4.1	statutes or statutory provisions, rules or regulations (whether or not having the force of law), shall be construed as references to the same as amended, varied, modified, consolidated or re-enacted or both from time to time (whether before or after the date of this Agreement) and to any subordinate legislation made under such statutory provisions;

1.4.2	a “company” shall include any company, corporation or other body corporate, whenever and however incorporated or established;

1.4.3	a “person” shall include any individual, body corporate, unincorporated association or partnership, joint venture, government, state or agency of a state (whether or not having separate legal personality);

1.4.4	a “subsidiary” or a “holding company” are to the same as defined in section 15 and 13 of the Companies Ordinance;

1.4.5	knowledge, information, belief or awareness or similar terms (“knowledge”) of any person shall be treated as including but not limited to any knowledge, information, belief and awareness which the person would have had if such person had made due, diligent and careful enquiries;

1.4.6	“Clauses”, “Paragraphs”, “Recitals” and “Schedules” are to clauses and paragraphs of and recitals and schedules to this Agreement;

1.4.7	“parties” are to the parties to this Agreement;

1.4.8	the terms “herein”, “hereof”, “hereto”, “hereinafter” and similar terms, shall in each case refer to this Agreement taken as a whole and not to any particular clause, paragraph, sentence, schedule or other subdivision of this Agreement;

1.4.9	the terms “or”, “including” and “and” are not exclusive;

1.4.10	the terms “purchase” and “purchaser”, when used in relation to the Hong Kong Offer Shares, shall include, a subscription for the Hong Kong Offer Shares and a subscriber for the Hong Kong Offer Shares, respectively and the terms “sell” and “sale”, when used in relation to the Hong Kong Offer Shares, shall include an allotment or issuance of the Shares by the Company;

1.4.11	a document being “in the agreed form” are to a document in a form from time to time (whether on or after the date hereof) agreed between the Company and the Joint Representatives (for themselves and on behalf of the Joint Bookrunners and the Underwriters);

1.4.12	a “certified copy” means a copy certified as a true copy by a Director or the secretary or an authorized signatory of the Company, the Company’s PRC Counsel, the Company’s Cayman Counsel or the Company’s HK & US Counsel;

1.4.13	“written” or “in writing” shall include any mode of reproducing words in a legible and non-transitory form; and

1.4.14	times of day and dates are to Hong Kong times and dates, respectively.

1.5	Genders and plurals: In this Agreement, words importing a gender shall include the other genders and words importing the singular shall include the plural and vice versa.

2	CONDITIONS

2.1	Conditions precedent: The obligations of the Hong Kong Underwriters under this Agreement are conditional on the following conditions precedent being satisfied or, where applicable, waived:

2.1.1	the Joint Sponsors and the Joint Representatives (for themselves and on behalf of the Joint Bookrunners and the Hong Kong Underwriters) receiving from the Company all Conditions Precedent Documents as set out in Part A of Schedule 4 and Part B of Schedule 4, in form and substance satisfactory to the Joint Sponsors and the Joint Representatives, not later than 8:00 p.m. on the Business Day immediately before the Hong Kong Prospectus Date and 8:00 p.m. on the Business Day immediately before the Listing Date or such later time and/or date as the Joint Sponsors and the Joint Representatives (on behalf of the Joint Bookrunners and the Hong Kong Underwriters) may agree, respectively;

2.1.2	the issue by the Stock Exchange of a certificate of authorization of registration in respect of the Hong Kong Prospectus and the Green Application Form and the registration by the Registrar of Companies in Hong Kong of one copy of each of the Hong Kong Prospectus and the Green Application Form, duly certified by two Directors (or by their attorneys duly authorized in writing) as having been approved by resolutions of the Board and having attached thereto all necessary consents and documents required by section 342C (subject to any certificate of exemption granted pursuant to section 342A) of the Companies (Winding Up and Miscellaneous Provisions) Ordinance not later than 6:00 p.m. or such later time as agreed by the Stock Exchange or the Registrar of Companies in Hong Kong (as the case may be) on the Business Day before the Hong Kong Prospectus Date;

2.1.3	Admission having occurred and become effective (either unconditionally or subject only to allotment and issue of the relevant Offer Shares, despatch or availability for collection of share certificates in respect of the Offer Shares and/or such other conditions as may be acceptable to the Joint Sponsors and the Joint Representatives (for themselves and on behalf of the Joint Bookrunners and the Hong Kong Underwriters)) on or before the Listing Date (or such later date as the Joint Sponsors and the Joint Representatives may (for themselves and on behalf of the Joint Bookrunners and the Hong Kong Underwriters) agree in writing) and Admission not subsequently having been revoked prior to the commencement of trading of the Class A Ordinary Shares on the Main Board;

2.1.4	admission into CCASS in respect of the Class A Ordinary Shares having occurred and become effective (either unconditionally or subject only to allotment and issue of the relevant Offer Shares, despatch or availability for collection of share certificates in respect of the Offer Shares and/or such other conditions as may be acceptable to the Joint Representatives (for themselves and on behalf of the Joint Bookrunners and the Hong Kong Underwriters)) on or before the Listing Date (or such later date as the Joint Representatives may (for themselves and on behalf of the Joint Bookrunners and the Hong Kong Underwriters) agree in writing) and such admission not subsequently having been revoked prior to the commencement of trading of the Class A Ordinary Shares on the Main Board;

2.1.5	the Hong Kong Offer Price and the International Offer Price having been fixed and the Price Determination Agreement having been duly executed by the Company and the Joint Representatives (for themselves and on behalf of the Joint Bookrunners and the Hong Kong Underwriters), on the Price Determination Date (or such later date as may be agreed between the Joint Representatives (for themselves and on behalf of the Joint Bookrunners and the Hong Kong Underwriters) and the Company) in accordance with Clause 2.5 and such agreement not subsequently having been terminated;

2.1.6	the execution and delivery of the International Underwriting Agreement and the Stock Borrowing Agreement by the parties thereto on the Price Determination Date and such agreement(s) not subsequently having been terminated, the obligations of the International Underwriters under the International Underwriting Agreement having become unconditional in accordance with its terms, save for the condition therein relating to the obligations of the Hong Kong Underwriters under this Agreement (and any condition for this Agreement to become unconditional), and the International Underwriting Agreement not having been terminated in accordance with its terms or otherwise, prior to 8:00 a.m. on the Listing Date;

2.1.7	the Warranties being true, accurate, not misleading and not being breached on and as of the date of this Agreement and the dates and times on which they are deemed to be repeated under this Agreement (as if they had been given and made on such dates and times by reference to the facts and circumstances then subsisting);

2.1.8	the Company having complied with this Agreement and satisfied all the obligations and conditions on its part under this Agreement to be performed or satisfied (or otherwise waived in accordance with the terms stated herein) on or prior to the respective times and dates by which such obligations must be performed or such conditions must be met, as the case may be; and

2.1.9	the Company having obtained from or made to (as the case may be) the relevant Authorities all applicable Approvals in connection with the Global Offering, including that all of the waivers and/or exemptions as stated in the Hong Kong Prospectus to be granted by the Stock Exchange or the SFC are granted and all such Approvals are not otherwise revoked, withdrawn, amended or invalidated.

2.2	Procure fulfilment: The Company undertakes to the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters to procure the fulfilment of the Conditions and to do such things and take such actions as are necessary to ensure that Admission is obtained and not cancelled or revoked, on or before the relevant time or date specified therefor and, in particular, shall furnish such information, supply such documents, pay such fees, give such undertakings and do all acts and things as may be required by the Joint Sponsors, the Joint Representatives (for themselves and on behalf of Joint Bookrunners and the Hong Kong Underwriters), the Stock Exchange, the SFC and the Registrar of Companies in Hong Kong and any other relevant Authority for the purposes of or in connection with the application for the listing of and the permission to deal in the Class A Ordinary Shares on the Main Board of the Stock Exchange and the fulfilment of such Conditions.

2.3	Extension: The Joint Sponsors and the Joint Representatives (for themselves and on behalf of the Joint Bookrunners and the Hong Kong Underwriters) shall have the right, in their sole and absolute discretion, on or before the last day on which each of the Conditions is required to be fulfilled, either:

2.3.1	to extend the deadline for the fulfilment of any or all Conditions by such number of days/hours and/or in such manner as the Joint Sponsors and the Joint Representatives may determine (in which case the Joint Sponsors and the Joint Representatives shall be entitled to extend the other dates or deadlines referred to in this Agreement in such manner as they deem appropriate, provided that no extension shall be made beyond the date which is 30 days after the Hong Kong Prospectus Date and any such extension and the new timetable shall be notified by the Joint Representatives to the other parties to this Agreement as soon as practicable after any such extension is made); or

2.3.2	in respect of the Condition set out in Clause 2.1.1, to waive or modify (with or without condition(s) attached and in whole or in part) such Condition.

2.4	Conditions not satisfied: Without prejudice to Clauses 2.3 and 11, if any of the Conditions has not been fulfilled in accordance with the terms hereof on or before the date or time specified therefor without any subsequent extension of time or waiver or modification in accordance with the terms hereof, this Agreement shall terminate with immediate effect and the provisions of Clause 11.2 shall apply.

2.5	Determination of Hong Kong Offer Price and International Offer Price: The Company and the Joint Representatives (for themselves and on behalf of the Underwriters) shall meet or otherwise communicate as soon as reasonably practicable, after the book-building process in respect of the International Offering has been completed, with a view to agreeing the price at which the Hong Kong Offer Shares and the International Offer Shares will be offered pursuant to the Global Offering. The Company and the Joint Representatives (for themselves and on behalf of the Underwriters) will determine the Hong Kong Offer Price by reference to, among other factors, the closing price of the ADSs on NYSE on the last trading day on or before the Price Determination Date (which is accessible at https://www.nyse.com/quote/XNYS:TUYA) and the Hong Kong Offer Price will not be more than HK$22.80 per Hong Kong Offer Share (“Maximum Hong Kong Offer Price”). The Company and the Joint Representatives (for themselves and on behalf of the Underwriters) may agree on the International Offer price at a level higher than that of the Maximum Hong Kong Offer Price if (a) the Hong Kong dollar equivalent of the closing trading price of the ADSs on NYSE on the last trading day on or before the Price Determination Date (on a per-Share converted basis) were to exceed the Maximum Hong Kong Offer Price as stated in the Hong Kong Prospectus and/or (b) the Company and the Joint Representatives believe that it is in the best interest of the Company as a listed company to set the International Offer Price at a level higher than the Maximum Hong Kong Offer Price based on the level of interest expressed by professional and institutional investors during the book-building process. If the International Offer Price is set at or lower than the Maximum Hong Kong Offer Price, the Hong Kong Offer Price must be set at such price which is equal to the International Offer Price. In no circumstances the Hong Kong Offer Price will be set above the Maximum Hong Kong Offer Price or the International Offer Price. If the Company and the Joint Representatives reach agreement on the said prices by the Price Determination Date, then such agreed prices shall represent the International Offer Price and the Hong Kong Offer Price for the purposes of the Global Offering and for this Agreement and the parties shall record the agreed price by executing the Price Determination Agreement. If no such agreement is reached and the Price Determination Agreement is not signed by the Price Determination Date, and no extension is granted by the Joint Sponsors and the Joint Representatives pursuant to Clause 2.3, the provisions of 2.4 shall apply. Each of the Hong Kong Underwriters (other than the Joint Global Coordinators) hereby authorizes the Joint Global Coordinators to negotiate and agree on its behalf the Hong Kong Offer Price and to execute and deliver the Price Determination Agreement on its behalf with such variations, if any, as in the sole and absolute judgement of the Joint Global Coordinators may be necessary or desirable and further agree that it will be bound by all the terms of the Price Determination Agreement as executed.

2.6

Reduction of the number of Offer Shares: The Joint Representatives (for themselves and on behalf of the Joint Bookrunners and the Hong Kong Underwriters) may, where considered appropriate, based on the level of interest expressed by prospective institutional, professional and other investors during the book-building process, reduce the number of Offer Shares initially offered in the Global Offering below that stated in the Hong Kong Prospectus at any time on or prior to the morning of the Acceptance Date. In such a case, the Company shall, promptly following the decision to make such reduction, and in any event not later than the morning of the Acceptance Date, cause to be posted on the website of the Stock Exchange (www.hkexnews.hk) and on the website of the Company (ir.tuya.com) a notice of the reduction in the number of Offer Shares initially offered in the Global Offering and comply with the Laws applicable to that reduction. Upon issue of such a notice, the revised number of Offer Shares will be final and conclusive. Such notice will also include confirmation or revision, as appropriate, of the working capital statements, the use of proceeds of the Global Offering, the Global Offering statistics as currently set out in the Hong Kong Prospectus, and any other financial information which may change as a result of such reduction. If the number of Offer Shares is reduced, applicants under the Hong Kong Public Offering will be entitled to withdraw their applications, unless positive confirmations from the applicants to proceed are received.

2.7	No waiver in certain circumstances: The Joint Sponsors’ or the Joint Representatives’ consent to or knowledge of any amendments / supplements to the Offering Documents subsequent to their respective issues or distributions will not (i) constitute a waiver of any of the Conditions; or (ii) result in any loss of their or the Joint Bookrunners’ or the Hong Kong Underwriters’ rights to terminate this Agreement.

3	APPOINTMENTS

3.1	Joint Global Coordinators, Joint Representatives, Joint Bookrunners and Joint Lead Managers: The Company hereby confirms and acknowledges its appointment, to the exclusion of all others, of (i) the Joint Global Coordinators as the joint global coordinators in respect of the Global Offering; (ii) the Joint Representatives as the joint representatives of the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Underwriters; (iii) the Joint Bookrunners as the joint bookrunners of the Hong Kong Public Offering; (iv) the Joint Lead Managers as the joint lead managers of the Hong Kong Public Offering, and each of the Joint Global Coordinators, the Joint Bookrunners and the Joint Lead Managers, relying on the Warranties and subject to the conditions of this Agreement, hereby confirms and acknowledges its acceptance of such appointment(s) hereunder.

3.2	Joint Sponsors: The Company hereby confirms and acknowledges its appointment, to the exclusion of all others, of the Joint Sponsors to act as the joint sponsors of the Company in relation to its application for Admission. The Joint Sponsors, relying on the Warranties and subject as hereinafter mentioned, hereby confirms its acceptance of such appointment.

3.3	Hong Kong Underwriters: The Company hereby appoints the Hong Kong Underwriters on the terms and subject to the conditions of this Agreement, and to the exclusion of all others, as underwriters of the Hong Kong Public Offering, to assist the Company in offering to the public in Hong Kong the Hong Kong Offer Shares at the Hong Kong Offer Price (together with Brokerage, Trading Fee, Transaction Levy and FRC Transaction Levy) in accordance with the provisions of this Agreement and on the terms and conditions set out in the Hong Kong Public Offering Documents, and the Hong Kong Underwriters, relying on the Warranties and subject to the terms and conditions set out in this Agreement, severally accept the appointment and severally agree, in the event that an Under-Subscription shall occur, to procure subscribers for the Unsubscribed Shares comprised in the Under-Subscription or, failing that, themselves to subscribe for such Unsubscribed Shares as principals in accordance with the terms and conditions of this Agreement and the Hong Kong Public Offering Documents. Such obligations of each Hong Kong Underwriter to procure subscribers, or to subscribe as principals, for the Hong Kong Offer Shares comprised in an Under-Subscription:

3.3.1	are several (and not joint or joint and several);

3.3.2	shall initially extend to a number of Hong Kong Offer Shares up to but not exceeding such Hong Kong Underwriter’s initial Hong Kong Underwriting Commitment hereunder; and

3.3.3	if required to be performed, shall be performed in accordance with the provisions of Clauses 4.6 and 4.9.

None of the appointees under Clauses 3.1 to 3.3 shall be liable for any failure on the part of any other appointees to perform its obligations under this Agreement and no such failure shall affect the right of any of the other appointees to enforce its rights under this Agreement. Notwithstanding the foregoing, each of the appointees under Clauses 3.1 to 3.3 shall be entitled to enforce any of its rights under this Agreement either alone or jointly with the other appointees.

3.4	Delegation: Each appointment referred to in Clauses 3.1 and 3.3 is made on the basis, and on terms, that each appointee is irrevocably authorized to delegate all or any of its relevant rights, duties, powers and discretions in such manner and on such terms as it thinks fit (with or without formality and without prior notice of any such delegation being required to be given to the Company) to any one or more of its Affiliates or any other person. Each of the appointee shall remain liable for all acts and omissions of any of its Affiliates or any other person to which it delegates relevant rights, duties, powers and/or discretions pursuant to this Clause 3.4.

3.5	Conferment of authority: The Company irrevocably agrees that the foregoing appointments under Clauses 3.1 to 3.3 confer on each of the appointees and its Affiliates, and their respective delegates under Clause 3.4, all rights, powers, authorities and discretions on behalf of the Company which are necessary for, or incidental to, the performance of its roles as a Joint Sponsor, Joint Representative, Joint Global Coordinator, Joint Bookrunner, Joint Lead Manager or Hong Kong Underwriter (as the case may be) of the Global Offering and the application for Admission, and hereby agrees to ratify and confirm everything each such appointee, Affiliate and delegate under Clause 3.4 has done or shall do in the exercise of such rights, powers, authorities and discretions. The Company hereby represents, warrants and undertakes that it has not made (including, but not limited to, through the Application Proof and PHIP) and will not make or cause to be made any offer, sale or distribution of the Offer Shares otherwise than in accordance with and on the terms and conditions of the Offering Documents, the International Underwriting Agreement and this Agreement.

3.6	Sub-underwriting: The Hong Kong Underwriters shall be entitled to enter into sub- underwriting arrangements in respect of any part of their respective Hong Kong Underwriting Commitments, provided that no Hong Kong Underwriter shall offer or sell Hong Kong Offer Shares in connection with any such sub-underwriting to any person in respect of whom such offer or sale would be in contravention of the Listing Rules, applicable Laws and the selling restrictions set out in the Hong Kong Prospectus. All sub- underwriting commission shall be borne by the relevant Hong Kong Underwriter absolutely.

3.7	No fiduciary relationship: The Company acknowledges and agrees that the Hong Kong Underwriters, in their roles as such, are acting solely as underwriters in connection with the Hong Kong Public Offering, the Joint Global Coordinators, in their roles as such, are acting solely as global coordinators of the Global Offering, the Joint Representatives, in their roles as such, are acting solely as joint representatives of the Global Offering and the Joint Sponsors, in their roles as such, are acting solely as joint sponsors in connection with the listing of the Class A Ordinary Shares on the Stock Exchange, the Joint Bookrunners, in their roles as such, are acting solely as joint bookrunners of the Hong Kong Public Offering and the Joint Lead Managers, in their roles as such, are acting solely as joint lead managers of the Hong Kong Public Offering.

The Company further acknowledges that the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters are acting pursuant to a contractual relationship with the Company entered into on an arm’s length basis, and in no event do the parties intend that the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers or the Hong Kong Underwriters, as applicable, act or be responsible as a fiduciary or adviser to the Company, its directors, management, shareholders or creditors or any other person in connection with any activity that the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers or the Hong Kong Underwriters or, as applicable, may undertake or have undertaken in furtherance of the Global Offering or the listing of the Class A Ordinary Shares on the Stock Exchange, either before or after the date hereof.

Each of the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters hereby expressly for itself and for its delegates disclaims any fiduciary or advisory or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or otherwise by the Global Offering or the listing of the Class A Ordinary Shares on the Stock Exchange or any process or matters leading up to such transactions (irrespective of whether any of the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters have advised or are currently advising the Company on other matters), and the Company hereby confirms its understanding and agreement to that effect. The Company, on the one hand, and the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers or the Hong Kong Underwriters, as applicable, on the other hand, agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers or the Hong Kong Underwriters, as applicable, to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Class A Ordinary Shares, do not constitute advice or recommendations to the Company. None of the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters is advising the Company, its directors, management or shareholders or any other person as to any legal, tax, investment, accounting or regulatory matters (except and solely, with respect to the Joint Sponsors, for any advice to the Company on matters in relation to the listing application as prescribed by and solely to the extent as required under the Listing Rules in the capacity of the joint sponsors in connection with the listing of the Class A Ordinary Shares on the Stock Exchange) in any jurisdiction and the Company must consult its own advisers concerning such matters. The Joint Sponsors, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters and their respective directors, officers and Affiliates will have no responsibility or liability to the Company with respect thereto.

The Company, on the one hand, and the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters, as applicable, on the other hand, agree that the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers or the Hong Kong Underwriters, as applicable, in their respective roles as such and with respect to transactions carried out at the request of and for the Company pursuant to their respective appointments as such, are acting as principal and not the agent (except and solely, with respect to the Joint Representatives, for the limited purposes of arranging payment on behalf of the Company of the FRC Transaction Levy, the Trading Fee and the Transaction Levy as set forth in Clause 5.4, and with respect to the Hong Kong Underwriters, for the limited purposes of procuring applications to purchase Unsubscribed Shares as set forth in Clause 4.6) or fiduciary of the Company nor the fiduciary or adviser of the Company, and none of the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters has assumed, and will assume, any fiduciary, agency or advisory or similar responsibility in favor of the Company with respect to the transactions contemplated by this Agreement or otherwise by the Global Offering or the listing of the Class A Ordinary Shares on the Stock Exchange or any process or matters leading up to such transactions (irrespective of whether any of the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters has advised or is currently advising the Company on other matters).

The Company further acknowledge and agree that the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters, and their respective Affiliates may be engaged in a broad range of transactions that involve interests that are different from those of the Company. The Company waives and release, to the fullest extent permitted by applicable Laws, any conflict of interests and any claims it may have against any of the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters for any breach or alleged breach of advisory, fiduciary or similar duty to the Company in connection with or in relation to the transactions or act contemplated by this Agreement or otherwise by the Global Offering or the listing of the Class A Ordinary Shares on the Stock Exchange or any process or matters leading up to such transaction or act.

3.8	No liability for the Offering Documents and Hong Kong Offer Price and International Offer Price: Notwithstanding anything in this Agreement, none of the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters and any other Indemnified Party shall have any liability whatsoever to the Company or any other person in respect of any loss or damage to any person arising from any transaction carried out by the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the Hong Kong Underwriters or any other Indemnified Party, including, without limitation, the following matters (it being acknowledged by the parties that the Company and the Directors are solely responsible in this regard):

3.8.1	any estimate, forecast, statement or expression of opinion, intention or expectation contained in any Offering Documents, the Application Proof, or any amendment or supplement thereto;

3.8.2	any omission of information from any Offering Documents, the Application Proof, or any amendment or supplement thereto, or any information or statement of fact or opinion contained therein being or being alleged to be untrue, incorrect, inaccurate or misleading;

3.8.3	any alleged insufficiency of the Hong Kong Offer Price, the International Offer Price or any dealing price of the Offer Shares; and

3.8.4	any of the matters referred to in Clause 12.1,

and, notwithstanding anything contained in Clause 12, each Indemnified Party shall be entitled pursuant to the indemnities contained in Clause 12 to recover any loss, liability, damage, payment, cost, expense or Taxation incurred or suffered as a result of or in connection with any of the foregoing matters.

3.9	Several obligations: Any transaction carried out by the appointees under Clauses 3.1 to 3.3, as applicable, or by any of the delegates under Clause 3.4 of such appointees (other than subscription for any Hong Kong Offer Shares by any Hong Kong Underwriters as principal and any stabilizing activities conducted in accordance with Clause 7.1) shall constitute a transaction carried out at the request of and for the Company and not on account of or for any of the other appointee or their respective Affiliates or delegates under Clause 3.4. The obligations of the appointees hereunder are several (and not joint or joint and several). None of the appointees under Clauses 3.1 to 3.3 will be liable for any failure on the part of any of the other appointees to perform their respective obligations under this Agreement and no such failure shall affect the right of any of the other appointees to enforce the terms of this Agreement. Notwithstanding the foregoing, each of the appointees under Clauses 3.1 to 3.3 shall be entitled to enforce any or all of its rights under this Agreement either alone or jointly with the other appointees.

4	HONG KONG PUBLIC OFFERING

4.1	Hong Kong Public Offering: The Company shall offer and sell the Hong Kong Offer Shares upon and subject to the terms and conditions set out in the Hong Kong Public Offering Documents and this Agreement. Subject to the registration of the Hong Kong Prospectus and the Green Application Form by the Company or counsel for the Company on the Company’s behalf, the Joint Sponsors shall arrange for and the Company shall cause, the Formal Notice to be published on the official website of the Stock Exchange and the website of the Company on the day(s) specified in Schedule 6 (or such other publication(s) and/or day(s) as may be agreed by the Company and the Joint Sponsors).

4.2	Appointment of Receiving Bank and Nominee: The Company has appointed (i) the Receiving Bank to act as receiving bank(s) in connection with the Hong Kong Public Offering, and (ii) the Nominee to hold the application monies received pursuant to the Hong Kong Public Offering, in both cases on the terms and on the basis set out in the Receiving Bank’s Agreement. The Company shall procure the Nominee to undertake to hold and deal with such application monies on the terms and conditions set out in the Receiving Bank’s Agreement.

4.3	Appointment of the Hong Kong Share Registrar: The Company has appointed the Hong Kong Share Registrar to provide services in connection with the processing of the Hong Kong Public Offering Applications and the provision of the White Form eIPO service on and subject to the terms and conditions of the Registrar’s Agreement. The Company undertakes with the Joint Sponsors and the Hong Kong Underwriters to procure that the Hong Kong Share Registrar and White Form eIPO Service Provider shall do all such acts and things as may be reasonably required to be done by them in connection with the Hong Kong Public Offering and its associated transactions.

4.4	Application Lists: Subject as mentioned below, the Application Lists will open at 11:45 a.m. on the Acceptance Date and will close at 12:00 noon on the same day, provided that in the event of a tropical cyclone warning signal number 8 or above, a “black” rainstorm warning signal or other Extreme Conditions (as defined in the Hong Kong Prospectus) being in force in Hong Kong at any time between 9:00 a.m. and 12:00 noon on that day, then the Application Lists will open at 11:45 a.m. and close at 12:00 noon on the next Business Day on which no such signal of Extreme Conditions remains in force at any time between 9:00 a.m. and 12:00 noon. All references in this Agreement to the Acceptance Date and to the time of opening and closing of the Application Lists shall be construed accordingly.

4.5	Basis of allocation: The Company agrees that the Joint Sponsors (together with the Joint Representatives (for themselves and on behalf of the Joint Bookrunners and the Hong Kong Underwriters)) shall have the exclusive right, in their sole and absolute discretion, upon and subject to the terms and conditions of the Hong Kong Public Offering Documents and this Agreement, to determine the manner and the basis of allocation of the Hong Kong Offer Shares, to reject or accept in whole or in part any Hong Kong Public Offering Application and this Agreement or otherwise and, without prejudice to Clause 4.11 below, the Joint Representatives shall have the sole and absolute discretion, but shall not be obliged, on behalf of the Company, to reallocate Offer Shares from the International Offering to the Hong Kong Public Offering and make available such reallocated Offer Shares as additional Hong Kong Offer Shares to satisfy Hong Kong Public Offering Applications. The respective International Offering Purchasing Commitments of the International Underwriters may be correspondingly reduced in such proportions as the Joint Representatives may in their sole and absolute discretion determine in the event of such reallocation and the Hong Kong Underwriters will not be entitled to the underwriting commission referred to in Clause 6.1 in respect of such reallocated Offer Shares.

The Company shall, and shall procure that the Receiving Bank and the Hong Kong Share Registrar shall, as soon as practicable after the close of the Application Lists, provide the Joint Sponsors and the Joint Representatives with such information, calculations and assistance as the Joint Sponsors and the Joint Representatives may require for the purposes of determining, inter alia:

4.5.1	in the event of an Under-Subscription, the number of Hong Kong Offer Shares which have not been applied for pursuant to Accepted Hong Kong Public Offering Applications; or

4.5.2	in the event of an Over-Subscription, the number of times by which the number of Hong Kong Offer Shares which have been applied for pursuant to Accepted Hong Kong Public Offering Applications exceeds the total number of Hong Kong Offer Shares initially available for subscription under the Hong Kong Public Offering; and

4.5.3	the level of acceptance and basis of allocation of the Hong Kong Offer Shares.

4.6	Several underwriting commitments: Upon and subject to the terms and conditions of this Agreement and in reliance upon the Warranties, if and to the extent that by 12:00 noon on the Acceptance Date there shall remain any Hong Kong Offer Shares which have not been applied for pursuant to Accepted Hong Kong Public Offering Applications under the Hong Kong Public Offering (an “Under-Subscription”), the Hong Kong Underwriters (other than any Hong Kong Underwriter whose Hong Kong Underwriting Commitment has been reduced by the Hong Kong Public Offering Applications of such Hong Kong Underwriter to zero pursuant to Clause 4.7) shall, subject to Clauses 4.10 and 4.12, apply or procure applications to purchase, or failing which themselves as principals apply to purchase, the numbers of Hong Kong Offer Shares remaining available as a result of the Under-Subscription (the “Unsubscribed Shares”) in accordance with the terms and conditions set out in the Hong Kong Public Offering Documents (other than as to the deadline for making the application and those regarding the payment for the Hong Kong Offer Shares), and shall pay or procure to be paid the full amount payable on application in accordance with Clause 4.9, provided that:

4.6.1	the obligations of the Hong Kong Underwriters in respect of such Hong Kong Offer Shares under this Clause 4.6 shall be several (and not joint or joint and several).

4.6.2	the number of Unsubscribed Shares which each Hong Kong Underwriter is obligated to apply to purchase or procure applications to purchase under this Clause 4.6 shall be calculated by applying the formula below (but shall not in any event exceed the maximum number of Hong Kong Offer Shares as set forth opposite the name of such Hong Kong Underwriter in Schedule 2):

N = T x

where in relation to such Hong Kong Underwriter:

N	is the number of Unsubscribed Shares which such Hong Kong Underwriter is obligated to apply to purchase or procure applications to purchase under this Clause 4.6, subject to such adjustment as the Joint Representatives may determine to avoid fractional shares;

T	is the total number of Unsubscribed Shares determined after taking into account any reduction pursuant to Clauses 2.6, 4.11 and 4.12, as applicable;

C	is the Hong Kong Underwriting Commitment of such Hong Kong Underwriter;

P	is the number of Hong Kong Offer Shares comprised in the Hong Kong Public Offering Applications of such Hong Kong Underwriter;

AC	is the aggregate number of Hong Kong Offer Shares determined after taking into account any reduction pursuant to Clauses 2.6, 4.11 and 4.12, as applicable; and

AP	is the aggregate number of Hong Kong Offer Shares comprised in the Hong Kong Public Offering Applications of all the Hong Kong Underwriters; and

4.6.3	the obligations of the Hong Kong Underwriters determined pursuant to this Clause 4.6 may be rounded, as determined by the Joint Representatives in their sole and absolute discretion, to avoid fractions and odd lots. The determination of the Joint Representatives of the obligations of the Hong Kong Underwriters with respect to the Unsold Hong Kong Offer Shares under this Clause 4.6 shall be final and conclusive.

None of the Joint Representatives or any of the Hong Kong Underwriters shall be liable for any failure on the part of any of the other Hong Kong Underwriters to perform its obligations under this Clause 4.6 or any of such other Hong Kong Underwriter’s obligations under this Agreement. Notwithstanding the foregoing, each of the Joint Representatives and the Hong Kong Underwriters shall be entitled to enforce any or all of its rights under this Agreement either alone or jointly with the other Hong Kong Underwriters.

4.7	Hong Kong Underwriters’ set-off: In relation to each Hong Kong Public Offering Application made or procured to be made by any of the Hong Kong Underwriters otherwise than pursuant to the provisions of Clause 4.9, the Hong Kong Underwriting Commitment of such Hong Kong Underwriter shall, subject to the application(s) having been marked with the name of such Hong Kong Underwriter (or any sub-underwriter of such Hong Kong Underwriter) and to such Hong Kong Public Offering Application having been accepted (whether in whole or in part) pursuant to the provisions of Clause 4.5 and thus becoming an Accepted Hong Kong Public Offering Application, be reduced pro tanto by the number of Hong Kong Offer Shares accepted pursuant to and comprised in such Accepted Hong Kong Public Offering Application until the Hong Kong Underwriting Commitment of such Hong Kong Underwriter is reduced to zero. Detailed provisions relating to the set-off of the Hong Kong Underwriting Commitment of a Hong Kong Underwriter are set out in Schedule 5.

4.8	Accepted Applications: The Company agrees that all duly completed and submitted applications received prior to the closing of the Application Lists and accepted by the Joint Sponsors and the Joint Representatives pursuant to Clause 4.5, either in whole or in part, will be accepted by the Company before calling upon the Hong Kong Underwriters or any of them to perform their obligations under Clause 4.6.

4.9	Application and payment for Unsubscribed Shares: In the event of an Under- Subscription, the Joint Representatives shall, subject to receiving the relevant information, calculations and assistance from the Receiving Bank and the Hong Kong Share Registrar pursuant to Clause 4.5.1, notify each of the Hong Kong Underwriters as soon as practicable and in any event by 10:00 a.m. on the first Business Day after the Acceptance Date of the number of Unsubscribed Shares to be taken up pursuant to Clause 4.6, and each of the Hong Kong Underwriters shall, as soon as practicable and in any event not later than 5:00 p.m. on the first Business Day after such notification and subject to the Conditions having been duly fulfilled or waived in accordance with the terms of this Agreement:

4.9.1	deliver to the Joint Representatives evidence of duly completed Application Form(s) and electronic applications for such number of Unsubscribed Shares as fall to be taken up by it, and make applications for such number of Unsubscribed Shares as fall to be taken up by it pursuant to Clause 4.6, specifying the names and addresses of the applicants and the number of Unsubscribed Shares to be allocated to each such applicant; and

4.9.2	pay, or procure to be paid, to the Joint Representatives or as they may direct the aggregate amount payable on application in respect of the Hong Kong Offer Price for such number of Unsubscribed Shares as fall to be taken up by it pursuant to Clause 4.6 (which shall include all amounts on account of the Brokerage the Trading Fee, the Transaction Levy and the FRC Transaction Levy in accordance with the terms of the Hong Kong Public Offering), and and the Company shall, as soon as practicable and in no event later than 9:00 a.m. on on July 4, 2022 (the date specified in the Hong Kong Prospectus for the despatch of share certificates), duly allot and issue to the said applicants the Hong Kong Offer Shares to be taken up as aforesaid and procure the Hong Kong Share Registrar to duly issue and deliver valid share certificates in respect of such Hong Kong Offer Shares, in each case on the basis set out in Clause 5.

4.10	Power of the Joint Representatives to make applications: In the event of an Under- Subscription, the Joint Representatives shall have the right (to be exercised at their sole and absolute discretion (either acting individually or together in such proportions as shall be agreed between themselves) and in relation to which they are under no obligation to exercise) to apply or procure applications for (subject to and in accordance with this Agreement) all or any of the Unsubscribed Shares which any Hong Kong Underwriter is required to take up pursuant to Clause 4.6. Any application submitted or procured to be submitted by any of the Joint Representatives pursuant to this Clause 4.10 in respect of which payment is made mutatis mutandis in accordance with Clause 4.9 shall satisfy pro tanto the obligation of the relevant Hong Kong Underwriter under Clause 4.6 but shall not affect any agreement or arrangement among the Hong Kong Underwriters regarding the payment of underwriting commission.

4.11	Re-allocation from International Offering to Hong Kong Public Offering: If the number of Hong Kong Offer Shares which are the subject of the Accepted Hong Kong Public Offering Applications exceeds the number of Hong Kong Offer Shares initially offered (an “Over-Subscription”), then:

4.11.1	subject to any required reallocation as set forth below in Clauses 4.11.2 and 4.11.3, the Joint Representatives, in their sole and absolute discretion, may (but shall have no obligation to) reallocate Offer Shares from the International Offering to the Hong Kong Public Offering and make available such reallocated Offer Shares as additional Hong Kong Offer Shares to satisfy Hong Kong Public Offering Applications. In the event of such reallocation, the number of Offer Shares available under the International Offering and the respective International Offering Purchasing Commitments of the International Underwriters may be reduced in such manner and proportions as the Joint Representatives may in their sole and absolute discretion determine and the Hong Kong Underwriters will not be entitled to the underwriting commission referred to in Clause 6.1 in respect of such Offer Shares reallocated to the Hong Kong Public Offering;

4.11.2	if purchasers have been procured by the International Underwriters for all the International Offer Shares initially offered (an “International Offering Full or Over-subscription”) and the Over-Subscription represents a subscription of (i) 15 times or more but less than 50 times, (ii) 50 times or more but less than 100 times, or (iii) 100 times or more, of the number of the Hong Kong Offer Shares initially available for subscription under the Hong Kong Public Offering, then the Offer Shares will be reallocated to the Hong Kong Public Offering from the International Offering, so that the total number of Offer Shares available under the Hong Kong Public Offering will be increased to 2,190,000, 2,920,000 and 3,650,000 Offer Shares, respectively, representing 30% (in the case of (i)), 40% (in the case of (ii)) or 50% (in the case of (iii)), respectively, of the total number of Offer Shares initially available under the Global Offering (before any exercise of the Over-allotment Option); and

4.11.3	if (i) the International Offering Full or Over-subscription occurs, and the Over-Subscription represents a subscription of more than 100%, but less than 15 times, of the number of Hong Kong Offer Shares initially available under the Hong Kong Public Offering; or (ii) the International Offer Shares under the International Offering are not fully subscribed, and the Over-Subscription represents a subscription of more than 100% of the number of Hong Kong Offer Shares initially available under the Hong Kong Public Offering, the Joint Representatives may, at their sole and absolute discretion, reallocate the Offer Shares initially allocated for the International Offering to the Hong Kong Public Offering to satisfy the Over-Subscription, provided that the total number of Hong Kong Offer Shares available under the Hong Kong Public Offering shall not be increased to more than 1,460,000 Offer Shares, representing two times the number of Hong Kong Offer Shares initially available under the Hong Kong Public Offering and approximately 20% of the total number of Offer Shares initially available under the Global Offering.

In each of the above cases, the number of Offer Shares available under the International Offering shall be correspondingly reduced, in such manner as the Joint Representatives deem appropriate, and the respective International Offering Purchasing Commitments of the International Underwriters may be reduced in such proportions as the Joint Representatives may in their sole and absolute discretion determine. Such Offer Shares reallocated from the International Offering to the Hong Kong Public Offering will be allocated between Pool A and Pool B (as described in the Hong Kong Prospectus) in the Hong Kong Public Offering. The Hong Kong Underwriters will not be entitled to the underwriting commission referred to in Clause 6.1 in respect of such reallocated Offer Shares. The International Underwriters will be entitled to the underwriting commission referred to in Clause 6.1 in respect of such reallocated Offer Shares.

4.12	Re-allocation from Hong Kong Public Offering to International Offering: If an Under-Subscription shall occur, the Joint Representatives, in their sole and absolute discretion, may (but shall have no obligation to) reallocate all or any of the Unsubscribed Shares from the Hong Kong Public Offering to the International Offering and make available such reallocated Offer Shares as additional International Offer Shares to satisfy demand under the International Offering. In the event of such reallocation, the number of Unsubscribed Shares and the respective Hong Kong Underwriting Commitments of the Hong Kong Underwriters shall be reduced in such manner and proportions as the Joint Representatives may in their sole and absolute discretion determine. Any Hong Kong Offer Shares which are so reallocated from the Hong Kong Public Offering to the International Offering shall for all purposes (including any fee arrangements) be deemed to be International Offer Shares and will be allocated to increase the International Offering Purchasing Commitment of all or any of the International Underwriters in such proportion as the Joint Representatives in their sole and absolute discretion determine. The Hong Kong Underwriters will not be entitled to the underwriting commission referred to in Clause 6.1 in respect of the Offer Shares to be reallocated to the International Offering.

4.13	Hong Kong Underwriters’ Obligations cease: All obligations and liabilities of the Hong Kong Underwriters under this Agreement will cease following payment by or on behalf of the Hong Kong Underwriters in accordance with Clause 4.6, Clause 4.9 and/or Clause 4.10 or where the Hong Kong Public Offering is fully subscribed or upon an Over-Subscription having occurred (save in respect of any antecedent breaches under this Agreement).

4.14	Implementation of the Hong Kong Public Offering: Without prejudice to the foregoing obligations, the Company undertakes with the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters to take such action and do (or procure to be done) all such other acts and things required to implement the Hong Kong Public Offering and to comply with all relevant requirements so as to enable the listing of, and permission to deal in, the Class A Ordinary Shares on the Main Board to be granted by the Listing Committee.

5	ALLOTMENT AND PAYMENT

5.1	Issue of Hong Kong Offer Shares: Upon receipt by the Hong Kong Share Registrar of the Accepted Hong Kong Public Offering Applications, the Company shall as soon as practicable following announcement of the basis of allocation of the Hong Kong Offer Shares and in any event no later than 9:00 a.m. on July 4, 2022 (the date specified in the Hong Kong Prospectus for the dispatch of share certificates):

5.1.1	duly allot and issue, conditional upon the fulfilment of the Conditions (unless modified or waived in accordance with the terms of this Agreement), the Hong Kong Offer Shares in accordance with the relevant sections of the Hong Kong Public Offering Documents and this Agreement to the successful applicants and in the numbers specified by the Joint Representatives on terms that they rank pari passu in all respects with the existing issued Class A Ordinary Shares, including the right to rank in full for all distributions declared, paid or made by the Company after the time of their allotment, except for certain aspects described in the Hong Kong Prospectus, and that they will rank pari passu in all respects with the International Offer Shares;

5.1.2	procure that the names of the successful applicants (or, where appropriate, HKSCC Nominees Limited) shall be entered in the register of members of the Company accordingly (without payment of any registration fee); and

5.1.3	procure that share certificates in respect thereof (each in a form complying with the Listing Rules and in such number and denominations as directed by the Joint Representatives) shall be issued and dispatched, or delivered or released to successful applicants (or where appropriate, HKSCC for immediate credit to such CCASS stock accounts as shall be notified by the Joint Representatives to the Company for such purpose), or made available for collection (as applicable) as provided for in the Hong Kong Public Offering Documents and this Agreement.

5.2	Payment to the Company: The application monies received in respect of Hong Kong Public Offering Applications and held by the Nominee will be paid in Hong Kong dollars to the Company on the Listing Date at or around 9:30a.m. (subject to and in accordance with the provisions of the Receiving Bank’s Agreement and this Agreement) upon the Nominee receiving written confirmation from the Joint Sponsors and the Joint Representatives that the Conditions have been fulfilled or waived and that share certificates have been despatched to the successful applicants of the Hong Kong Offer Shares or HKSCC Nominees Limited (as the case may be), by wire transfer to the Company’s bank account in Hong Kong (details of which will be notified by the Company to the Joint Representatives in writing as soon as practicable after the signing of this Agreement but, in any event, by no later than the Business Day immediately before the Listing Date) in immediately available funds, provided, however, that

5.2.1	the Joint Sponsors and the Joint Representatives are hereby irrevocably and unconditionally authorized by the Company to direct the Nominee (prior to payment of the application monies to the Company as aforesaid) to deduct Nominee (prior to payment of the application monies to the Company on and at the date and time as aforesaid) to deduct from such application monies and pay to the Joint Sponsors and the Joint Representatives (and where a person other than the Joint Sponsors and the Joint Representatives is entitled to any amount so deducted, such amount will be received by the Joint Representatives on behalf of such person) all amounts payable by the Company pursuant to Clause 6;

5.2.2	to the extent that the amounts deducted by the Nominee under Clause 5.2.1 are insufficient to cover, or the Nominee does not or will not deduct in accordance with Clause 5.2.1, the amounts payable by the Company pursuant to Clause 6, the Company shall pay or cause to be paid in full, on and at the date and time of payment of the application monies to the Company as aforesaid or forthwith upon demand subsequent to such date and time, the shortfall or the amounts not so deducted, as applicable, to the Joint Global Coordinators (for themselves on behalf of the Hong Kong Underwriters, as applicable) or to the relevant party entitled to the amount payable by the Company.

The net amount payable to the Company pursuant to this Clause 5.2 will (for the avoidance of doubt and if applicable) be calculated after allowing for entitlements of successful applicants under the Hong Kong Public Offering to refunds of application monies (including the Brokerage, the Trading Fee, the FRC Transaction Levy and the Transaction Levy) if and to the extent that the Hong Kong Offer Price shall be determined at below the Maximum Hong Kong Offer Price per Hong Kong Offer Share to be disclosed in the Hong Kong Prospectus.

5.3	Brokerage, Trading Fee, Transaction Levy and FRC Transaction Levy for applicants: Subject to the receipt of the applicable amount pursuant to Clause 6.2, the Joint Representatives (for themselves and on behalf of the Joint Bookrunners and the Hong Kong Underwriters) will, on behalf of the Hong Kong Underwriters, arrange for the payment by the Nominee on behalf of all successful applicants under the Hong Kong Public Offering to the persons entitled thereto of the Brokerage, the Trading Fee, the Transaction Levy and the FRC Transaction Levy in respect of the Accepted Hong Kong Public Offering Applications, such amounts to be paid out of the application monies received in respect of Hong Kong Public Offering Applications. The Joint Representatives are hereby irrevocably and unconditionally authorized by the Company to direct the Nominee to deduct and pay such amounts.

5.4	Trading Fee, Transaction Levy and FRC Transaction Levy for the Company: Subject to the receipt of the applicable amount pursuant to Clause 6.2, the Joint Representatives (for themselves and on behalf of the Joint Bookrunners and the Hong Kong Underwriters) will, on behalf of the Company, arrange for the payment by the Nominee to the persons entitled thereto of the FRC Transaction Levy, the Trading Fee and the Transaction Levy payable by the Company in respect of the Accepted Hong Kong Public Offering Applications, such amounts to be paid out of the application monies received in respect of Hong Kong Public Offering Applications. The Joint Representatives are hereby irrevocably and unconditionally authorized by the Company to direct the Nominee to deduct and pay such amounts.

5.5	Refund cheques: The Company will procure that, in accordance with the terms of the Receiving Bank’s Agreement and the Registrar’s Agreement, the Nominee will pay refunds of applications monies, and the Hong Kong Share Registrar will arrange for the distribution of refund cheques, to those applicants under the Hong Kong Public Offering who are entitled to receive any refund of application monies (in whole or in part) in accordance with terms and conditions of the Hong Kong Public Offering Documents.

5.6	Separate Bank Account: The Company agrees that the application monies received for subscription of Hong Kong Offer Shares shall be credited to a separate bank account pursuant to the terms and conditions of the Receiving Bank’s Agreement.

5.7	No Responsibility for Default: The Company acknowledges and agrees that none of the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters has any liability whatsoever under Clause 5, Clause 6 or otherwise for any default by the Nominee or any other application of funds.

6	COMMISSIONS AND COSTS

6.1	Underwriting commission: Subject to the provisions of this Clause 6, the Company shall pay to the Joint Representatives (for themselves and on behalf of the Joint Bookrunners and the Hong Kong Underwriters) an underwriting commission equal to 4% of the aggregate Hong Kong Offer Price in respect of all of the Hong Kong Offer Shares (excluding such Offer Shares reallocated to and from the Hong Kong Public Offering pursuant to Clause 4), out of which the Hong Kong Underwriters will pay any sub-underwriting commissions payable. The respective entitlements of the Hong Kong Underwriters to the underwriting commission, taking into account any reallocation of Offer Shares pursuant to Clause 4, will be set out in the International Underwriting Agreement. Notwithstanding the provision in the Sponsors Engagement Letter, the Company agrees that the sponsor fee of the Joint Sponsors shall not be deducted from and offset against the underwriting commission payable by the Company to such Joint Sponsors or their respective Affiliates in connection with the Global Offering and shall be payable in addition to the underwriting commission.

6.2	Other costs payable by the Company: The Company shall pay all fees, costs, charges, Taxation and other expenses of, in connection with or incidental to the Global Offering, the listing of the Class A Ordinary Shares on the Stock Exchange and the transactions contemplated thereby or hereby including, without limitation:

6.2.1	fees, disbursements and expenses of the Reporting Accountant;

6.2.2	fees, disbursements and expenses of the Hong Kong Share Registrar and the White Form eIPO Service Provider;

6.2.3	fees, disbursements and expenses of all Legal Advisers to the Company and the Underwriters;

6.2.4	fees, disbursements and expenses of the Industry Consultant;

6.2.5	fees, disbursements and expenses of the Internal Control Consultant;

6.2.6	fees, disbursements and expenses of any public relations consultant;

6.2.7	fees, disbursements and expenses of any translators;

6.2.8	fees, disbursements and expenses of the Receiving Bank and the Nominee;

6.2.9	fees, disbursements and expenses of other agents and advisors of the Company relating to the Global Offering;

6.2.10	fees, disbursements and expenses related to the application for listing of the Class A Ordinary Shares on the Main Board, the filing or registration of any documents with any relevant authority (including without limitation, the Registrar of Companies in Hong Kong) and the qualification of the Offer Shares in any other jurisdiction as referred to in the Offering Documents;

6.2.11	fees, disbursements and expenses of the roadshow coordinator engaged by the Company;

6.2.12	all cost and expenses for roadshow (including but not limited to pre-deal or non-deal roadshow or investor education or net roadshow), conducting pre-marketing, presentations or meetings undertaken in connection with the marketing of the Global Offering and sale of the Offer Shares to prospective investors;

6.2.13	all costs and expenses of conducting the syndicate analysts’ briefing and other presentations relating to the Global Offering;

6.2.14	fees, disbursements and expenses of the financial printer retained by the Company for the Global Offering;

6.2.15	all printing and advertising costs in relation to the Global Offering;

6.2.16	all costs of preparing, printing, despatch and distribution (including transportation, packaging and insurance) of share certificates, letters of regret and refund cheques;

6.2.17	all cost of preparing, printing or producing any agreement among the Hong Kong Underwriters, agreement among the International Underwriters, this Agreement, the International Underwriting Agreement, agreement between syndicates, closing documents (including compilations thereof) and any other documents in connection with the offering, purchase, sale and deliver of the Offer Shares;

6.2.18	all costs, fees and out-of-pocket expenses incurred by the Joint Sponsors, the Joint Global Coordinators, the Underwriters or any of them or on their behalf under this Agreement and International Underwriting Agreement in connection with the Global Offering, or incidental to the performance of the obligations of the Company pursuant to this Agreement which are not otherwise specifically provided for in this Clause 6.2 or pursuant to any other agreements between the Company and the Joint Sponsors;

6.2.19	the Trading Fee, FRC Transaction Levy and the Transaction Levy payable by the Company and all capital duty (if any), stamp duty (if any), premium duty (if any), fees, charges, expenses, Taxation and levy payable in respect of the creation and issue, allotment, sale and delivery of the Hong Kong Offer Shares, the Hong Kong Public Offering or the execution and delivery of and the performance of any provisions of this Agreement;

6.2.20	all costs of preparing, printing, dispatch, filing and distribution of the Offering Documents in all relevant jurisdictions, and all amendments and supplements thereto, which, for the avoidance of doubt, include all costs incident to preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof;

6.2.21	all processing charges and related expenses payable to HKSCC;

6.2.22	all costs and expenses related to the preparation and launching of the Global Offering incurred by the Company;

6.2.23	fees and expenses related to company searches, litigation searches, bankruptcy and insolvency searches and directorship searches in connection with the Global Offering;

6.2.24	all CCASS transaction fees payable in connection with the Global Offering;

6.2.25	all expenses and application fees incurred in connection with any filing with, and clearance of the offering by FINRA, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Offer Shares; and

6.2.26	all expenses and application fees related to the supplemental listing of the Offer Shares on the NYSE.

For the avoidance of doubt, unless otherwise first approved by the Company in writing, the amount of reimbursement of out-of-pocket expenses incurred by the Joint Sponsors or its Affiliates set out in Clause 6.2, excluding any expenses or disbursement incurred on behalf of the Company (such as the expenses arising from conducting background and litigation searches, the fees of the Joint Sponsors’ legal counsels and other advisors, advertising and roadshow expenses), shall be subject to the cap set out in the Sponsors Engagement Letter. For the avoidance of doubt, nothing herein shall require the Company to pay, bear or reimburse any Taxes imposed in respect of net income or profits by a tax jurisdiction wherein the Joint Sponsors, the Joint Global Coordinators or the Hong Kong Underwriters are incorporated or resident for tax purposes or operating through a fixed place of business arising out of any commission or fees received by such parties pursuant to this Agreement, other than any Tax imposed solely as a result of this Agreement or the transactions contemplated hereunder.

6.3	Costs and expenses payable in case the Global Offering does not proceed: If this Agreement shall be terminated or shall not become unconditional or, for any other reason, the Global Offering is not completed, the Company shall not be liable to pay any underwriting commission under Clause 6.1, but the Company shall, subject to the cap referred to in Clause 6.2, pay or reimburse to the relevant parties, all costs, fees, charges, taxes and expenses referred to in Clause 6.2 which have been incurred or are liable to be paid by the Hong Kong Underwriters and/or by the Joint Sponsors and/or by the Joint Bookrunners and/or by the Joint Representatives (for themselves and on behalf of the Joint Bookrunners and Hong Kong Underwriters) and the costs, fees, charges, taxes and expenses which are expressed to be borne by the Company forthwith on demand by the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the Hong Kong Underwriters or the relevant party which incurred the cost, expenses, fees, taxes and charges, as the case may be.

6.4	Time of payment of costs: All commissions, fees, costs, charges and expenses referred to in this Clause 6 (if not so deducted pursuant to Clause 5.1) or the balance of such commissions, fees, costs, charges and expenses (if the amount deducted pursuant to Clause 5.1 shall be insufficient for the purposes of covering such commissions, fees, costs, charges and expenses) shall be payable by the Company forthwith upon demand by the Joint Representatives or by the relevant party incurring the commissions, fees, costs, charges or expenses, whichever is the earlier. All payments to be made by the Company under this Clause 6 shall be paid free and clear of and without deduction or withholding for or on account of, any present or future Taxation or any interest, additions to Taxation, penalties or similar liabilities with respect thereto.

7	STABILIZATION

7.1	Stabilizing manager and stabilization actions: The Company hereby appoints, to the exclusion of all others, Morgan Stanley Asia Limited (the “Stabilizing Manager”) as its stabilizing manager in connection with the Global Offering and may (but with no obligation and not as agent for the Company) make purchases, over-allocate or effect transactions in the market or otherwise take such stabilizing action(s) with a view to supporting the market price of the Class A Ordinary Shares at a level higher than that which might otherwise prevail for a limited period after the Listing Date. The Stabilizing Manager may, in its sole and absolute discretion, appoint any person to be its agent for the purposes of taking any stabilization actions. Any such agent shall have the rights and authorities conferred upon the Stabilizing Manager pursuant to this Clause 7. Any stabilization actions taken by the Stabilizing Manager and/or any person acting for it as stabilizing manager shall be conducted in compliance with the Securities and Futures (Price Stabilizing) Rules under the Securities and Futures Ordinance (Cap 571 of the Laws of Hong Kong) and all other applicable Laws or regulatory requirements. The Company hereby acknowledges and agrees that the Stabilizing Manager may, from time to time, in its sole and absolute discretion, appoint agents to act on its behalf with the same authorities and rights as the Stabilizing Manager in connection with any stabilization activities. Such stabilization activities, if taken, may be discontinued at any time. Each of the Hong Kong Underwriters (other than the Stabilizing Manager or any person acting for it) hereby undertakes severally (and not jointly or jointly and severally) to each other party to this Agreement that it will not take or cause or authorize any person to take, and shall cause its Affiliates and/or agents not to take, directly or indirectly, any stabilization action or any action which is designed to or which constitutes or which might be expected to cause or result in the stabilization or maintenance of the price of any security of the Company (which, for the avoidance of doubt, does not include exercise of the Over- allotment Option).

7.2	Stabilizing losses and profits: All liabilities, expenses (including without limitation stock borrowing expenses) and losses arising from stabilization activities and transactions effected by the Stabilizing Manager or any person acting for it as stabilizing manager pursuant to this Clause 7 shall be debited, and any profit arising from them shall be beneficially credited, by the Stabilizing Manager to a stabilizing account, the arrangement regarding which shall be a matter exclusively for the Stabilizing Manager and the Joint Sponsors upon and subject to the terms and conditions of any separate agreement between them. The Company shall not be responsible for any liabilities and losses and shall not be entitled to any profit arising from stabilizing activities and transactions effected by the Stabilizing Manager.

7.3	No stabilization by the Company: The Company undertakes to the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators, the Joint Lead Managers, the Joint Bookrunners and the Hong Kong Underwriters that it will not, and will cause its Affiliates or any of its or its Affiliates’ respective promoters, representatives, partners, directors, officers, employees, assignees, advisers, consultants and agents, or any person acting on its behalf or on behalf of any of the foregoing persons not to:

7.3.1	take or facilitate, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of any security of the Company or otherwise in violation of applicable Laws (including but not limited to the Securities and Futures (Price Stabilizing) Rules); or

7.3.2	take, directly or indirectly, any action which would constitute a violation of the market misconduct provisions of Parts XIII and XIV of the Securities and Futures Ordinance; or

7.3.3	take or omit to take, directly or indirectly, any action which may result in the loss by the Stabilizing Manager or any person acting for it as stabilizing manager of the ability to rely on any stabilization safe harbour provided by the Securities and Futures (Price Stabilizing) Rules under the Securities and Futures Ordinance or otherwise, provided that the granting and exercising of the Over-Allotment Option pursuant to the International Underwriting Agreement shall not constitute a breach of this Clause 7.3.

8	REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

8.1	Warranties: The Company represents, warrants, agrees and undertakes with respect to each of the Warranties in Schedule 3 hereto to the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters and each of them that each of the Warranties is true, accurate and not misleading as at the date of this Agreement, and the Company acknowledges that each of the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters is entering into this Agreement in reliance upon the Warranties. Each Warranty shall be construed separately and independently and shall not be limited or restricted by reference to or inference from the terms of any other of the Warranties or any other term of this Agreement.

8.2	Warranties repeated: The Warranties are given on and as at the date of this Agreement with respect to the facts and circumstances subsisting as at the date of this Agreement. In addition, the Warranties shall be deemed to be repeated:

8.2.1	on the date of registration of the Hong Kong Prospectus and the Green Application Form by the Registrar of Companies in Hong Kong as required by section 342C of the Companies (Winding Up and Miscellaneous Provisions) Ordinance;

8.2.2	on the Hong Kong Prospectus Date and the date(s) of the supplemental Hong Kong Prospectus(es) (if any);

8.2.3	on the Acceptance Date;

8.2.4	on the Price Determination Date;

8.2.5	immediately prior to the Time of Sale (as defined in the International Underwriting Agreement);

8.2.6	immediately prior to (i) the submission by the Joint Representatives and/or the other Hong Kong Underwriters of applications and (ii) payment by the Joint Representatives and/or the other Hong Kong Underwriters for the Hong Kong Offer Shares to be taken up, respectively, pursuant to Clause 4.6 and/or Clause 4.10 (as the case may be);

8.2.7	the date on which the basis of allocation of the Hong Kong Offer Shares is announced;

8.2.8	immediately before 8:00 a.m. on the Listing Date; and

8.2.9	the date(s) on which the Over-allotment Option (or any part thereof) is exercised,

in each case with reference to the facts and circumstances then subsisting provided, however, that all of the Warranties shall remain true and accurate and not misleading as at each of the dates or times specified above without taking into consideration any amendment or supplement to the Disclosure Package subsequent to the Time of Sale (as defined in the International Underwriting Agreement) and/or any amendment or supplement to the Offering Documents subsequent to the date of the Offering Documents, or any approval by the Joint Sponsors and/or the Joint Global Coordinators, or any delivery to investors, of any such amendment or supplement, and shall not be (or be deemed) updated or amended by any such amendment or supplement or by any such approval or delivery. For the avoidance of doubt, nothing in Clause 8.2 shall affect the on-going nature of the Warranties.

8.3	Notice of breach of Warranties: The Company hereby undertakes to immediately notify the Joint Sponsors and the Joint Representatives (for themselves and on behalf of the Joint Bookrunners and the Hong Kong Underwriters) in writing if it comes to its knowledge that any of the Warranties is untrue, inaccurate, misleading or breached in any respect or ceases to be true and accurate or becomes misleading or breached in any respect at any time up to the last to occur of the dates and times specified in Clause 8.2 or if it becomes aware of any event or circumstances which would or might cause any of the Warranties to become untrue, inaccurate or misleading or breached in any respect.

8.4	Undertakings not to breach Warranties: The Company hereby undertakes to the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters not to, and shall procure that any other Group Entity shall not, do or omit to do anything or permit to occur any event which would or might render any of the Warranties untrue, incorrect or misleading or breached in any respect at any time up to the last to occur of the dates and times specified in Clause 8.2 or which could materially and adversely affect the Global Offering. Without prejudice to the foregoing, the Company agrees not to make any amendment or supplement to the Offering Documents or any of them without the prior approval of the Joint Sponsors and the Joint Representatives (for themselves and on behalf of the Joint Bookrunners and the Hong Kong Underwriters).

8.5	Remedial action and announcements: The Company shall notify the Joint Sponsors and the Joint Representatives promptly if at any time, by reference to the facts and circumstances then subsisting, on or prior to the last to occur of the dates on which the Warranties are deemed to be given pursuant to Clause 8.2, (i) any event shall occur or any circumstance shall exist which renders or could render untrue or inaccurate, misleading or breached in any respect any of the Warranties or gives rise or could give rise to a claim under any of the indemnities as contained in or given pursuant to this Agreement, or (ii) any event shall occur or any circumstance shall exist which requires or could require the making of any change to any of the Offering Documents so that any such Offering Documents would not include any untrue statement of a fact or omit to state any fact which is material for disclosure or required by the applicable Laws to be disclosed in the Offering Documents in order to make the statements therein, in light of the circumstances under which they were made when any such Offering Documents were delivered, not misleading, or (iii) it shall become necessary or desirable for any other reason to amend or supplement any of the Offering Documents or (iv) any significant new factor likely to affect the Hong Kong Public Offering or the Global Offering shall arise, and, in each of the cases described in clauses (i) through (iv) above, the Company, at its own expense, shall promptly take such remedial action as may be required by the Joint Sponsors and/or the Joint Representatives, including promptly preparing, announcing, issuing, publishing, distributing or otherwise making available, at the Company’s expense, such amendments or supplements to the Offering Documents or any of them as the Joint Sponsors and the Joint Representatives may require and supplying the Joint Sponsors and the Joint Representatives or such persons as they may direct, with such number of copies of such amendments or supplements as they may require. The Company agrees not to issue, publish, distribute or make publicly available any such announcement, supplement or amendment or do any such remedial act or thing in connection with or relating to the Global Offering without prior consultation with the Joint Sponsors and the Joint Representatives to the extent practicable and except as required by applicable Laws, in which case the Company shall, if permitted by applicable Laws first consult the Joint Sponsors and the Joint Representatives before such issue, publication or distribution or act or thing being done. For the avoidance of doubt, the consent or approval of the Joint Sponsors and/or the Joint Representatives for the Company to take any such remedial action shall not constitute a waiver of, or in any way affect, any right of the Joint Sponsors, the Joint Representatives or any other Hong Kong Underwriters under this Agreement in connection with the occurrence or discovery of such matter, event or fact.

8.6	Knowledge: A reference in this Clause 8 or in Schedule 3 to the Company’s knowledge, information, belief or awareness or any similar expression shall be deemed to include an additional statement that it has been made after due and careful enquiry. Notwithstanding that any of the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters has knowledge or has conducted investigation or enquiry with respect to the information given under the relevant Warranty, the rights of the Joint Sponsors, the Joint Representatives and the Hong Kong Underwriters under this Clause 8 shall not be prejudiced by such knowledge, investigation and/or enquiry.

8.7	Obligations personal: The obligations of the Company under this Agreement shall be binding on its personal representatives or its successors in title.

8.8	Release of obligations: Any liability to the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the Hong Kong Underwriters or any of them hereunder may in whole or in part be released, compounded or compromised and time or indulgence may be given by the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the Hong Kong Underwriters or any of them as regards any person under such liability without prejudicing the rights of the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and/or the Hong Kong Underwriters (or the rights of any of the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters) against any other person under the same or a similar liability.

8.9	Consideration: The Company has entered into this Agreement, and agreed to give the representations, warranties and undertakings herein, in consideration of the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters agreeing to enter into this Agreement on the terms and conditions set out herein.

8.10	Full force: For the purpose of this Clause 8,

8.10.1	the Warranties shall remain in full force and effect notwithstanding the completion of the Global Offering and the matters and arrangements referred to or contemplated in this Agreement; and

8.10.2	if an amendment or supplement to the Offering Documents or any of them is announced, issued, published, distributed or otherwise made available after the date hereof pursuant to Clause 8.5 or otherwise, the Warranties relating to any such documents given pursuant to this Clause 8 shall be deemed to be repeated on the date of such amendment or supplement and when so repeated, the Warranties relating to any such documents shall be read and construed subject to the provisions of this Agreement as if the references therein to such documents means such documents when read together with such amendment or supplement.

8.11	Separate Warranties: Each Warranty shall be construed separately and independently and shall not be limited or restricted by reference to or inference from the terms of any other of the Warranties or any other term of this Agreement.

9	RESTRICTION ON ISSUE OR DISPOSAL OF SECURITIES

9.1	Lock-up on the Company: The Company undertakes to each of the Joint Sponsors and the Joint Representatives (for themselves only) that, except for (a) the issue, offer or sale of the Offer Shares by the Company pursuant to the Global Offering (including pursuant to any exercise of the Over-allotment Option); (b) the issue of Class A Ordinary Share or ADSs pursuant to the 2015 Equity Incentive Plan, including one or more bulk issuances of such securities in contemplation of future issuances under the 2015 Equity Incentive Plan in compliance with the Listing Rules and applicable Laws; (c) any capitalization issue, capital reduction or consolidation or sub-division of shares; (d) registration and issuance of ADSs and ADRs without enlarging the issued and outstanding share capital of the Company as at the date of this Agreement; or (e) repurchase of securities pursuant to the Company’s share repurchase programs existing on the date of the International Underwriting Agreement to the extent in compliance with the Listing Rules and applicable Laws, the Company will not, and will procure each other Group Entity not to, without the prior written consent of the Joint Sponsors and the Joint Representatives (for themselves only) and unless in compliance with the Listing Rules, at any time during the period commencing on the date hereof and ending on the date falling six months after the Listing Date (the “First Six-Month Period”):

9.1.1	offer, allot, issue, sell, accept subscription for, offer to allot, issue or sell, contract or agree to allot, issue or sell, mortgage, charge, pledge, hypothecate, lend, grant or sell any option, warrant, contract or right to subscribe for or purchase, grant or purchase any option, warrant, contract or right to allot, issue or sell, or otherwise transfer or dispose of or create an Encumbrance over, or agree to transfer or dispose of or create an Encumbrance over, either directly or indirectly, conditionally or unconditionally, any legal or beneficial interest in any Class A Ordinary Shares or other securities of the Company or any share or other securities of such other Group Entity, as applicable, or any interests in any of the foregoing (including, but not limited to, any securities that are convertible into or exercisable or exchangeable for, or that represent the right to receive, or any warrants or other rights to purchase, any Class A Ordinary Shares or other securities of the Company or any shares or other securities of such other Group Entity, as applicable, or any interest in any of the foregoing), or deposit any Share or other securities of the Company or any shares or other securities of such Group Entity, as applicable, with a depositary in connection with the issue of depositary receipts); or

9.1.2	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of subscription or ownership (legal or beneficial) of any Class A Ordinary Shares or other securities of the Company or any share or other securities of such other Group Entity, as applicable, or any interest therein (including, without limitation, any securities of which are convertible into or exchangeable or exercisable for, or represent the right to receive, or any warrants or other rights to purchase, any Class A Ordinary Shares or other securities of the Company or any share or other securities of such other Group Entity, as applicable, or any interest in any of the foregoing); or

9.1.3	enter into any transaction with the same economic effect as any transaction described in Clauses 9.1.1 or 9.1.2 above; or

9.1.4	offer to or contract to or agree to announce, or publicly disclose that the Company will or may enter into any such transaction described in Clauses 9.1.1, 9.1.2 or 9.1.3 above,

in each case, whether any such transaction described in Clauses 9.1.1, 9.1.2 or 9.1.3 above is to be settled by delivery of the Class A Ordinary Shares or other securities of the Company, in cash or otherwise (whether or not the issue of such Class A Ordinary Shares or other securities of the Company will be completed within the First Six-Month Period). For the avoidance of doubt, Clause 9.1.1 above shall not apply to any issue of debt securities by the Company which are not convertible into equity securities of the Company or of any other Group Entity or any transfer or sales of existing Class A Ordinary Shares registered on any register of members of the Company as of the date of this Agreement. In the event that, during the period of six months commencing on the date on which the First Six-Month Period expires (the “Second Six-Month Period”), the Company shall not enter into any of the transactions specified in Clauses 9.1.1, 9.1.2 or 9.1.3 above or offer to or agree to or announce any intention to effect any such transaction such that any Controlling Shareholder, directly or indirectly, would cease to be a controlling shareholder (within the meaning defined in the Listing Rules) of the Company. In the event that the Company enters into any of the transactions specified in Clauses 9.1.1, 9.1.2 or 9.1.3 above or offers to or agrees to or announces any intention to effect any such transaction, the Company shall take all reasonable steps to ensure that it will not create a disorderly or false market in the securities of the Company.

9.2	Maintenance of public float: The Company agrees and undertakes that it will not effect any purchase of Shares, or agree to do so, which may reduce the holdings of Class A Ordinary Shares held by the public (as defined in Rule 8.24 of the Listing Rules) below 25% (or such other percentage of Shares held by the public immediately following the completion of the Global Offering (including after any exercise of the Over-allotment Option) on or before the date falling six months after the Listing Date without first having obtained the prior written consent of the Joint Sponsors and the Joint Representatives (on behalf of the Hong Kong Underwriters).

9.3	Full force: The undertakings in this Clause 9 will continue in full force and effect notwithstanding the completion of the Global Offering and the matters and arrangements referred to or contemplated in this Agreement.

10	FURTHER UNDERTAKINGS

The Company undertakes to the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters and each of them that it will:

10.1	Global Offering: comply with the terms and conditions of the Global Offering and all obligations imposed upon it by the Companies Ordinance, the Companies (Winding Up and Miscellaneous Provisions) Ordinance, the Securities and Futures Ordinance, and the Listing Rules and all applicable Laws and all requirements of the Stock Exchange, the SFC or any other relevant Authority in respect of or by reason of the matters contemplated by this Agreement or otherwise in connection with the Global Offering, including, without limitation:

10.1.1	doing all such things (including but not limited to providing all such information and paying all such fees) as are necessary to ensure that Admission is obtained and not cancelled or revoked;

10.1.2	making all necessary Approvals with the Registrar of Companies in Hong Kong, the Stock Exchange and SFC;

10.1.3	making available on display on the website of the Stock Exchange and the website of the Company and making available for inspection at the offices of the legal advisers to the Company as to Hong Kong Laws (as the case may be), the documents referred to in the section of the Hong Kong Prospectus headed “Documents delivered to the Registrar of Companies in Hong Kong and available for inspection” for the period and at the address stated therein;

10.1.4	procuring that each of the Hong Kong Share Registrar, the White Form eIPO Service Provider, the Receiving Bank and the Nominee shall comply in all respects with the terms of their respective appointments under the terms of the Registrar’s Agreement and the Receiving Bank’s Agreement, and all such acts and things as may be required to be done by it in connection with the Global Offering and the transactions contemplated herein;

10.1.5	procuring that none of the Company and/or any Group Entity, and/or any of their respective substantial shareholders, directors, officers, employees, affiliates and/or agents, shall (whether directly or indirectly, formally or informally, in writing or verbally) provide any material information, including forward looking information (whether qualitative or quantitative) concerning the Company or any Group Entity that is not, or is not reasonably expected to be, included in each of the Hong Kong Prospectus and the Preliminary Prospectus or publicly available, to any research analyst at any time up to and including the fortieth day immediately following the Price Determination Date;

10.1.6	subject to any waiver granted by the Stock Exchange and without prejudice to Clause 10.1.5, procuring that no connected person (as defined in the Listing Rules) of the Company and that the relevant connected person to procure that none of their respective associates will itself (or through a company controlled by it), apply to purchase Hong Kong Offer Shares either in its own name or through nominees unless permitted to do so under the Listing Rules, and if the Company shall become aware of any application or indication of interest for Hong Kong Offer Shares by any connected person, controlled company or nominee, it shall forthwith notify the Joint Sponsors and the Joint Representatives (on behalf of the Hong Kong Underwriters);

10.1.7	using or procuring the use of all of the net proceeds received by it pursuant to the Global Offering strictly in the manner specified in the section of the Hong Kong Prospectus headed “Future plans and use of proceeds”;

10.1.8	following the Global Offering, ensuring that it has sufficient foreign currency to meet payment of any dividends which may be declared in respect of the Class A Ordinary Shares;

10.1.9	complying with the Listing Rules in relation to supplemental listing documents that may have to be issued in respect of the Global Offering and further agrees not to make, issue or publish any statement, announcement or listing document (as defined in the Listing Rules) in relation to the Global Offering without the prior written consent of the Joint Global Coordinators, (for and on behalf of the Underwriters) and the Joint Sponsors;

10.1.10	from the date hereof until 5:00 p.m. on the date which is the thirtieth Business Day after the Hong Kong Prospectus Date, save for the re-designation of the 200,000,000 authorized, unissued and un-designated shares of par value of US$0.00005 each of the Company as Class A Ordinary Shares on a one-for-one basis conditional and effective upon the listing of the Class A Ordinary Shares on the Stock Exchange, not (i) declaring, paying or otherwise making any dividend or distribution of any kind on its share capital nor (ii) changing or altering its capital structure (including but not limited to alteration to the nominal value of the Shares whether as a result of consolidation, sub-division or otherwise); and

10.1.11	prior to publishing any press release in connection with the Global Offering, submitting drafts of such press release to the Joint Global Coordinators (for themselves and on behalf of the Underwriters) and the Joint Sponsors for their review.

10.2	Information: provide to the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters all such information as known to it or which on due and careful enquiry ought to be known to it and whether relating to the Group or the Company or otherwise as may be required by the Joint Sponsors and the Joint Representatives (for themselves and on behalf of the Joint Bookrunners and the Underwriters) in connection with the Global Offering for the purposes of complying with any requirements of applicable Laws or of the Stock Exchange or of the SFC or of any other relevant Authority.

10.3	Receiving Bank, Nominee, Hong Kong Share Registrar and White Form eIPO Service Provider: procure that each of the Receiving Bank, the Nominee, the Hong Kong Share Registrar and the White Form eIPO Service Provider shall do all such acts and things as may be required to be done by it in connection with the Global Offering and the transactions contemplated herein.

10.4	Restrictive covenants: not, and procure that no other Group Entity will:

10.4.1	at any time after the date of this Agreement up to and including the 30th day after the last day for lodging applications under the Hong Kong Public Offering, do or omit to do anything which causes or can reasonably be expected to cause any of the Warranties to be untrue, inaccurate or misleading in any respect at any time prior to or on the Listing Date;

10.4.2	enter into any commitment or arrangement which in the sole opinion of the Joint Sponsors and the Joint Representatives has or will or may result in a Material Adverse Effect or have a material adverse effect on the Global Offering;

10.4.3	take any steps which, in the sole opinion of the Joint Representatives and the Joint Sponsors, are or will or may be inconsistent with any statement or expression, whether of fact, policy, expectation or intention, in the Hong Kong Prospectus;

10.4.4	amend any of the terms of the appointments of the Hong Kong Share Registrar, the Receiving Bank and the Nominee without the prior written consent of the Joint Representatives and the Joint Sponsors;

10.4.5	without the prior written approval of the Joint Sponsors and the Joint Representatives, issue, publish, distribute or otherwise make available directly or indirectly to the public any document (including any prospectus), material or information in connection with the Global Offering, or make any amendment to any of the Offering Documents, or any amendment or supplement thereto, except for the Offering Documents, any written materials agreed between the Company and the Joint Sponsors and the Joint Representatives (for themselves and on behalf of the Hong Kong Underwriters) to be made available during any selective marketing of the International Offer Shares or as otherwise provided pursuant to the provisions of this Agreement.

10.5	Maintaining listing: use its best endeavors to maintain a listing for and refrain from taking any action that could jeopardize the listing status of, the Class A Ordinary Shares on the Stock Exchange, and comply with the Listing Rules and all requirements of the Stock Exchange and the SFC, for at least one year after all of the Conditions have been fulfilled (or waived) except following a withdrawal of such listing which has been approved by the relevant shareholders of the Company in accordance with the Listing Rules or following an offer (within the meaning of the Hong Kong Codes on Takeovers and Mergers and Share Buy-backs) for the Company becoming unconditional;

10.6	Legal and regulatory compliance: comply with all applicable Laws (including, without limitation and for the avoidance of doubt, the rules, regulations and requirements of the Stock Exchange, the SFC and any other Authority, and the Listing Rules) including, without limitation:

10.6.1	delivering to the Stock Exchange as soon as practicable before the commencement of dealings in Class A Ordinary Shares on the Stock Exchange the duly signed declaration by a Director and the company secretary of the Company in the form set out in Appendix 5, Form F of the Listing Rules;

10.6.2	complying with all the undertakings and commitments made by it or the Directors on its behalf in the Hong Kong Prospectus;

10.6.3	procuring that the audited accounts of the Company for the financial year ending December 31, 2021 will be prepared on a basis consistent with the accounting policies adopted for the purposes of the financial statements contained in the report of the Reporting Accountants set out in Appendix I to the Hong Kong Prospectus;

10.6.4	complying with the Listing Rules, Part XIVA of the Securities and Futures Ordinance or other requirements in connection with the announcement and dissemination to the public any information required by the Stock Exchange, the SFC and any other Authority to be announced and disseminated to the public;

10.6.5	providing to the Joint Sponsors and the Joint Representatives (on behalf of the Hong Kong Underwriters) any such other resolutions, consents, authorities, documents, opinions and certificates (other than those required to be delivered by the Company to the Joint Representatives as part of the Conditions Precedent Documents) which are relevant in the context of the Global Offering owing to circumstances arising or events occurring after the date of this Agreement but before 8:00 a.m. on the Listing Date and as the Joint Sponsors and/or the Joint Representatives may reasonably require; and

10.6.6	at all times adopting and upholding a securities dealing code no less exacting than the “Model Code for Securities Transactions by Directors of Listed Issuers” set out in the Listing Rules and procuring that the Directors uphold, comply and act in accordance with the provisions of the same.

10.7	Internal control: ensure that any issues identified and as disclosed in any internal control report prepared by the Internal Control Consultant have been, are being or will promptly be rectified or improved to allow compliance by the Company and the Board with applicable Laws based on the recommendations set out in the report.

10.8	Significant changes: promptly provide full particulars thereof to the Joint Sponsors and the Joint Representatives if, at any time up to or on the date falling six months after the Listing Date, there is a significant change which affects or is capable of affecting any information contained in any of the Offering Documents or a significant new matter arises, the inclusion of information in respect of which would have been required in any of the Offering Documents had it arisen before any of them was issued, and, in connection therewith, further:

10.8.1	inform the Stock Exchange of such change or matter if so required the Joint Sponsors or the Joint Representatives; or

10.8.2	at its expense, promptly prepare documentation containing details of such change or matter if so required by the Stock Exchange or the Joint Sponsors or the Joint Representatives and in a form approved by the Joint Sponsors and the Joint Representatives, deliver such documentation through the Joint Sponsors to the Stock Exchange for approval and publish such documentation in such manner as the Stock Exchange or the Joint Sponsors or the Joint Representatives may require;

10.8.3	at its expense, make all necessary announcements on the websites of the Stock Exchange and the Company to avoid a false market being created in the Offer Shares; and

10.8.4	not issue, publish, distribute or make available publicly any announcement, circular, document or other communication relating to any such change or matter without the prior written consent of the Joint Sponsors and the Joint Representatives, and for the purposes of this Clause, “significant” means significant for the purpose of making an informed assessment of the matters mentioned in Rule 11.07 of the Listing Rules; and

10.9	General: without prejudice to the foregoing obligations, do all such other acts and things as may be reasonably required to be done by it to carry into effect the Global Offering in accordance with the terms thereof.

The undertakings in this Clause 10 shall remain in full force and effect notwithstanding the completion of the Global Offering and the matters and arrangements referred to or contemplated in this Agreement.

11	TERMINATION

11.1	Termination by the Joint Representatives: The obligations of the Hong Kong Underwriters to subscribe or procure subscribers for the Hong Kong Offer Shares under this Agreement are subject to termination. The Joint Sponsors and the Joint Representatives (for themselves and on behalf of the Joint Bookrunners and the Hong Kong Underwriters) may, in their sole and absolute discretion and upon giving notice in writing to the Company, terminate this Agreement with immediate effect, if any of the following events shall occur at any time prior to 8:00 a.m. on the Listing:

11.1.1	there develops, occurs, exists or comes into effect:

(a)	any event or series of events or circumstance in the nature of force majeure (including, without limitation, any acts of government, declaration of a national, regional or international emergency or war, calamity, crisis, epidemic, pandemic, outbreaks of diseases or its escalation, mutation or aggravation (including, without limitation, COVID-19, Severe Acute Respiratory Syndrome (SARS), swine or avian flu, H5N1, H1N1, H1N7, H7N9, Ebola virus, Middle East respiratory syndrome (MERS), monkeypox and such related/mutated forms), economic sanctions, strikes, labor disputes, lock-outs, fire, explosion, flooding, earthquake, volcanic eruption, civil commotion, riots, public disorder, acts of war, outbreak or escalation of hostilities (whether or not war is declared), acts of God or acts of terrorism (whether or not responsibility has been claimed)) in or affecting directly or indirectly Hong Kong, the PRC, the United States, the United Kingdom, Germany, the European Union (taken as a whole), India, Australia, Singapore, Japan, the Cayman Islands or any other jurisdiction relevant to any Group Entity (collectively, the “Relevant Jurisdictions”);

(b)	any change or development involving a prospective change, in or affecting the general affairs, management, financial, position, shareholder’s equity or results of operations of the Company and Group Entities, otherwise than as set forth or contemplated in the Hong Kong Prospectus;

(c)	any change or development involving a prospective change, or any event or circumstance or series of events or circumstances resulting or likely to result in or representing any change or development or a prospective change or development or amendment, in or affecting any local, national, regional or international financial, economic, political, military, industrial, legal, fiscal, regulatory, currency, credit or market matters or conditions, equity securities or taxation or currency rates or foreign exchange regulations or exchange control or any monetary or trading settlement system or other financial markets (including, without limitation, a change in the stock and bond markets, money and foreign exchange markets, the interbank markets and credit markets or a change in the system under which the value of the Hong Kong dollars is linked to the United States dollars or the Renminbi is linked to any foreign currency or currencies or devaluation of Hong Kong dollars or Renminbi against any foreign currencies or a change in any other currency exchange rates or the implementation of any exchange control), in or affecting any of the Relevant Jurisdictions or adversely affecting an investment in the Offer Shares;

(d)	any moratorium, suspension, restriction or material limitation (including, without limitation, any imposition of or requirement for any minimum or maximum price limit or price range) in or on trading in securities generally on the Stock Exchange, the NYSE, the NASDAQ Global Market, the London Stock Exchange, the Shanghai Stock Exchange or the Shenzhen Stock Exchange;

(e)	any general moratorium on commercial banking activities in or affecting Hong Kong (imposed by the Financial Secretary or the Hong Kong Monetary Authority or other competent Authority), New York (imposed at the U.S. Federal or New York State level or by any other competent Authority), London, mainland China, the European Union (taken as a whole), Japan or any of the other Relevant Jurisdictions (declared by the relevant authorities) or any disruption in commercial banking activities or foreign exchange trading or securities settlement, payment or clearance services, procedures or matters in or affecting any of those places or jurisdictions;

(f)	any change or development involving a prospective change in or affecting taxation affecting the Company, any of its Group Entities, or the Shares or transfer thereof;

(g)	the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any Authority affecting the business or operations of the Company or Group Entities;

(h)	any litigation, proceedings, investigations, process for administrative sanctions or other actions initiated by any Authority before any Authority, in each case with due authority, against or involving any party hereto, in the PRC or elsewhere, that seeks to declare non-compliance, unlawful or illegal, under PRC laws, rules and regulations, the issuance and sales of the Shares, the listing and trading of the Class A Ordinary Shares on the Main Board of the Stock Exchange and this Agreement and the transactions contemplated thereby or hereby;

(i)	any new law, statute, rule, order or regulation or any change or any development involving a prospective change in existing laws or regulations or any event or circumstance likely to result in a change or any development involving a prospective change in (or in the interpretation or application by any court or governmental authority of) existing law or regulations, in each case, in or affecting any of the Relevant Jurisdictions;

(j)	any litigation, dispute, legal action or claim or regulatory investigation or action being threatened or instigated against any Group Entity or any of their respective directors or any Director;

(k)	any Director or member of senior management of the Company as named in the Hong Kong Prospectus being charged with an indictable offense or prohibited by operation of law or otherwise disqualified from taking part in the directorship position or management of a company;

(l)	any executive Directors or any other member of senior management of the Company as named in the Hong Kong Prospectus vacating his or her office other than as set forth in the Hong Kong Prospectus;

(m)	a valid demand by creditors for repayment of any indebtedness of any Group Entity or in respect of which any Group Entity is liable prior to its stated maturity;

(n)	any contravention by the Company, any Group Entity, or any Director of any law and regulations or the Listing Rules;

(o)	other than with the prior written consent of the Joint Representatives, the issue or requirement to issue by the Company of a supplement or amendment to the Hong Kong Prospectus, the Green Application Form or other documents in connection with the offer and sale of the Offer Shares pursuant to the Companies Ordinance, the Companies (Winding Up and Miscellaneous Provisions) Ordinance or the Listing Rules or upon any requirement or request of the Stock Exchange and/or the SFC; or

(p)	an order or petition for the winding up or liquidation of any Group Entity or any composition or arrangement made by any Group Entity with its creditors or a scheme of arrangement entered into by any Group Entity or any resolution for the winding-up of any Group Entity or the appointment of a provisional liquidator, receiver or manager over all or part of the assets or undertaking of any Group Entity or anything analogous thereto occurring in respect of any Group Entity, which, individually or in the aggregate, in the sole and absolute opinion of the Joint Representatives (for themselves and on behalf of the other Hong Kong Underwriters):

(1)	has or will or is likely to have a Material Adverse Effect, or

(2)	has or will have or is likely to have a material adverse effect or any development involving a prospective material adverse effect on the success of the Global Offering or the level of applications under the Hong Kong Public Offering or the level of interest under the International Offering, or

(3)	makes or will make or is likely to make it inadvisable, inexpedient or impracticable or incapable for the Hong Kong Public Offering and/or the International Offering to be implemented or to proceed as envisaged or to market the Global Offering or the delivery or distribution of the Offer Shares on the terms and in the manner contemplated by the Offering Documents, or

(4)	has or will have or is likely to have the effect of (i) making any part of this Agreement (including underwriting), the Hong Kong Public Offering or the International Offering incapable of performance in accordance with its terms or (ii) preventing or delaying the processing of applications and/or payments pursuant to the Global Offering or pursuant to the underwriting thereof; or

11.1.2	there has come to the notice of the Joint Sponsors and Joint Representatives:

(a)	any development or occurrence of a suspension or limitation in trading of the Company’s securities on the NYSE;

(b)	any development or occurrence of any non-compliance of the Offering Documents (or any other documents used in connection with the contemplated subscription and sale of the Offer Shares) or any aspect of the Global Offering with the Listing Rules or any other applicable laws and regulations in any material respect;

(c)	that any statement contained in the Offering Documents, the Formal Notice, announcements published on the website of the Stock Exchange, the PHIP and/or any notices, press release, announcements, advertisements, investor communication materials, roadshow materials communications or other documents (including any announcement, circular, document or other communication pursuant to this Agreement) issued or used by or on behalf of the Company relating to or in connection with the Hong Kong Public Offering (including any supplement or amendment thereto but excluding factual information solely relating to the Underwriters, which only comprises the names, logos and addresses of such underwriters) (collectively, the “Offer Related Documents”) was, when it was issued, or has become, untrue, incorrect, inaccurate or incomplete in any material respect or misleading or deceptive, or that any estimate, forecast, expression of opinion, intention or expectation contained in such documents is not fair and honest and based on reasonable grounds or reasonable assumptions, when taken as a whole;

(d)	any matter has arisen or has been discovered which would, had it arisen or been discovered immediately before the date of the Hong Kong Prospectus, constitute a material omission from, or misstatement in, any part of Offer Related Documents;

(e)	that there is a breach of, or any matter, event or circumstance rendering untrue, incorrect, incomplete, inaccurate or misleading in any respect, any of the warranties given by the Company in this Agreement or the International Underwriting Agreement;

(f)	any material breach of any of the obligations imposed upon the Company to this Agreement or the International Underwriting Agreement;

(g)	that there is any change or development with Material Adverse Effect;

(h)	that the approval by the Listing Committee of the listing of, and permission to deal in, (a) the Class A Ordinary Shares in issue and to be issued pursuant to the Global Offering (including the additional Class A Ordinary Shares which may be issued pursuant to the exercise of the Over-allotment Option); and (b) the Class A Ordinary Shares that are issuable upon conversion of the Class B Ordinary Shares on a one to one basis is refused or not granted, other than subject to customary conditions, on or before the Listing Date, or if granted, the approval is subsequently withdrawn, cancelled, qualified (other than by customary conditions), revoked or withheld;

(i)	that any of the Experts specified in the Hong Kong Prospectus (other than the Joint Sponsors) has withdrawn its respective consent to the issue of the Hong Kong Prospectus with the inclusion of its reports, letters and/or legal opinions (as the case may be) and references to its name included in the form and context in which it respectively appears;

(j)	a prohibition on the Company for whatever reason from offering, allotting, issuing or selling any of the Offer Shares (including the additional Class A Ordinary Shares which the Company may be required to issue pursuant to the Over-allotment Option) pursuant to the terms of the Global Offering;

(k)	that the Company withdraws the Hong Kong Prospectus (and/or any other documents issued or used in connection with the Global Offering) or the Global Offering; or

(l)	a material portion of the orders placed or confirmed in the bookbuilding process have been withdrawn, terminated or cancelled.

11.2	Effect of termination: Upon the termination of this Agreement pursuant to the provisions of Clause 11.1 or Clause 2.4:

11.2.1	subject to Clauses 11.2.2 and 11.2.3 below, each of the parties hereto shall cease to have any rights or obligations under this Agreement, save in respect of the provisions of this Clause 11.2 and Clauses 6.2, 6.3, 9, 12 to 17 and any rights or obligations which may have accrued under this Agreement prior to such termination;

11.2.2	with respect to the Hong Kong Public Offering, all payments made by the Hong Kong Underwriters or any of them pursuant to Clause 4.9 and/or by the Joint Representatives pursuant to Clause 4.10 and/or by successful applicants under valid applications under the Hong Kong Public Offering shall be refunded forthwith (in the latter case, the Company shall procure that the Hong Kong Share Registrar and the Nominee despatch refund cheques to all applicants under the Hong Kong Public Offering in accordance with the Registrar’s Agreement and the Receiving Bank’s Agreement); and

11.2.3	notwithstanding anything to the contrary under this Agreement, if this Agreement is terminated in accordance with this Clause 11, the Company shall forthwith pay to the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters the fees, costs, charges and expenses set out in Clauses 6.2 and 6.3 (subject to the cap set out in Clause 6.2) and the Joint Representatives may, in accordance with the provisions herein, instruct the Nominee to make such (or any part of such) payments out of the interest accrued on the monies received in respect of the Hong Kong Public Offering, if any.

12	INDEMNITY

12.1	Indemnity: The Company (the “Indemnifying Party”) undertakes to the Joint Sponsors, the Joint Representatives, the Hong Kong Underwriters and each of them (for themselves, respectively, and on trust for their respective Indemnified Parties) to indemnify, defend, hold harmless and keep fully indemnified (on an after-Taxation basis), on demand, each such Indemnified Party against all losses, liabilities, damages, payments, costs, charges, expenses, claims and Taxation (collectively, “Losses” and individually, a “Loss”) which, jointly or severally, any such Indemnified Party may suffer or incur, and against all actions, writs, suits and proceedings (including, without limitation, any investigation or inquiry by or before any Authority), demands, judgment, awards and claims (whether or not any such claim involves or results in any action, suit or proceeding) (collectively, “Proceedings” and individually, a “Proceeding”), which may be brought or threatened to be brought against any such Indemnified Party jointly or severally, from time to time (including, without limitation, all payments, costs (including, without limitation, legal costs and disbursement), charges, fees and expenses arising out of or in connection with the investigation, response to, defense or settlement or compromise of, or the enforcement of any settlement or compromise or judgment obtained with respect to, any such Loss or any such Proceeding), and, in each case, which, directly or indirectly, arise out of or are in connection with:

12.1.1	the issue, publication, distribution, use or making available of any of the Offering Documents and any notices, announcements, advertisements, communications or other documents issued by or on behalf of the Company relating to or connected with the Global Offering, and any amendments or supplements thereto (in each case, whether or not approved by the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the Hong Kong Underwriters or any of them) (collectively, the “Related Public Information”); or

12.1.2	any of the Related Public Information, containing any untrue or alleged untrue statement of a fact, or omitting or being alleged to have omitted to state a fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or not containing or being alleged not to contain all the information as investors and their professional advisers would reasonably require, and reasonably expect to find therein, for the purpose of making an informed assessment of the assets, liabilities, financial position, profits and losses and prospects of the Company and the rights attaching to the Offer Shares; or

12.1.3	any estimate, forecast, statement or expression of opinion, intention or expectation contained in any of the Related Public Information being or alleged to be incomplete, inaccurate in any material respect or misleading or based on unreasonable assumptions, or omitting or being alleged to have omitted to have taken account of a fact or information necessary in order to make it not misleading; or

12.1.4	the offer, allotment, issue, sale or delivery of the Offer Shares; or

12.1.5	any breach or alleged breach on the part of, or an action or omission of the Company or any of its respective subsidiaries, directors, officers or employees resulting in a breach of, the Company of any of the provisions of this Agreement, the International Underwriting Agreement, the Price Determination Agreement, the Memorandum of Association or the Articles of Association or any other agreements in connection with the Global Offering to which it is or is to be a party; or

12.1.6	any of the Warranties given by the Company being untrue, inaccurate or misleading in any respect or having been breached in any respect or being alleged to be untrue, inaccurate or misleading in any respect or alleged to have been breached in any respect; or

12.1.7	the performance by the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the Hong Kong Underwriters or any of them of their or its obligations and roles in accordance with this Agreement or the Offering Documents or otherwise in connection with the Global Offering; or

12.1.8	any act or omission of any Group Entity in relation to the Global Offering; or

12.1.9	the Global Offering or any of the Offering Documents failing or being alleged to fail to comply with the requirements of the Listing Rules, the Securities and Futures (Stock Market Listing) Rules (Chapter 571V of the Laws of Hong Kong), the Companies (Winding Up and Miscellaneous Provisions) Ordinance or any Law of any applicable jurisdiction, or any condition or term of any Approvals in connection with the Global Offering; or

12.1.10	any failure or alleged failure by the Company or any other member of the Group or any of the Directors to comply with their respective obligations under the Listing Rules, the Memorandum of Association, the Articles of Association or applicable Laws; or

12.1.11	any breach or alleged breach by any Group Entity of the terms and conditions of the Global Offering; or

12.1.12	any Proceeding in connection with the Global Offering by or before any Authority having commenced or been threatened or any settlement of any such Proceedings; or

12.1.13	any other matters arising out of or in connection with the Global Offering,

provided that the indemnity provided for in Clause 12.1.7 shall not, except in relation to the matters as provided in Clause 3.8, apply in respect of any Indemnified Party if any such Loss suffered or incurred by such Indemnified Party is finally judicially determined by a court of competent jurisdiction or a properly constituted arbitral tribunal (as the case may be) to have arisen solely and directly out of gross negligence, willful misconduct or fraud on the part of such Indemnified Party. The non-application of the indemnity provided for in this Clause 12.1 in respect of any Indemnified Party shall not affect the application of such indemnity in respect of any other Indemnified Parties. For the avoidance of doubt, this Clause 12.1 shall not apply to claims related to Taxation arising from the payment of fees and expenses pursuant to Clause 6, which shall be governed exclusively by Clauses 6.2 and 17.11, except for any Taxation arising as a result of a non-Taxation claim.

12.2	No claims against Indemnified Parties: No Proceeding shall be brought against any Indemnified Party by, and no Indemnified Party shall be liable to, any Indemnifying Party to recover any Loss which the Indemnifying Party may suffer or incur by reason of or in any way arising out of the carrying out by any of the Indemnified Parties of any act in connection with the transactions contemplated herein or in the Offering Documents, the performance by the Joint Sponsors, the Joint Representatives, the Hong Kong Underwriters or any other Indemnified Party of their obligations hereunder or otherwise in connection with the offer, allotment, issue, sale or delivery of the Hong Kong Offer Shares or the preparation or despatch of the Offering Documents, provided that the foregoing shall not, except in relation to the matters as provided in Clause 3.8, exclude any liability of any Indemnified Party arising from the performance under Clause 12.1.7 if any such Loss suffered or incurred by such Indemnified Party is finally judicially determined by a court of competent jurisdiction or a properly constituted arbitral tribunal (as the case may be) to have arisen solely and directly out of gross negligence, willful misconduct or fraud on the part of such Indemnified Party.

12.3	Conduct of claims: If any Proceeding is instituted involving any Indemnified Party in respect of which the indemnity provided for in this Clause 12 may apply, such Indemnified Party shall, subject to any restrictions imposed by any Law or obligation of confidentiality, promptly notify the Indemnifying Party in writing of the institution of such Proceeding, provided, however, that the omission to so notify the Indemnifying Party shall not relieve such Indemnifying Party from any liability which such Indemnifying Party may have to any Indemnified Party under this Clause 12 or otherwise. The Indemnifying Party may participate at its expense in the defense of such Proceeding including appointing counsel at its expense to act for it in such Proceeding; provided, however, that counsel to the Indemnifying Party shall not (except with the consent of any Indemnified Parties) also be counsel to the Indemnified Party. Unless the Joint Representatives (on behalf of any Indemnified Parties) consent to counsel to the Indemnifying Party acting as counsel to such Indemnified Parties in such Proceeding, the Joint Representatives (on behalf of such Indemnified Parties) shall have the right to appoint their own separate counsel (in addition to local counsel) in such Proceeding. The fees and expenses of separate counsel (in addition to local counsel) to any Indemnified Parties shall be borne by the Indemnifying Party and paid as incurred in any one Proceeding or a series of related Proceedings representing the Indemnified Parties who are parties to such Proceeding or Proceedings.

12.4	Settlement of claims: No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened Proceeding in respect of which any Indemnified Party is or could be or could have been a party and indemnity could be or could have been sought hereunder by such Indemnified Party, unless such settlement, compromise or consent judgment includes an unconditional release of such Indemnified Party, in form and substance reasonably satisfactory to such Indemnified Party, from all liability on claims that are the subject matter of such Proceeding and does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of such Indemnified Party. Any settlement or compromise by any Indemnified Party, or any consent by any Indemnified Party to the entry of any judgment, in relation to any Proceeding shall be without prejudice to, and without (other than any obligations imposed on it by law) any accompanying obligation or duty to mitigate the same in relation to, any Loss it may recover from, or any Proceeding it may take against, the Indemnifying Party under this Agreement. The Indemnifying Party shall be liable for any settlement or compromise by any Indemnified Party of, or any judgment consented to by any Indemnified Party with respect to, any pending or threatened Proceeding, whether effected with or without the consent of such Indemnifying Party, and agrees to indemnify and hold harmless the Indemnified Party from and against any loss or liability by reason of such settlement, compromise or consent judgment. The rights of the Indemnified Parties herein are in addition to any rights that each Indemnified Party may have at law or otherwise and the obligations of the Indemnifying Party herein shall be in addition to any liability which the Indemnifying Party may otherwise have.

12.5	Arrangements with advisers: If the Indemnifying Party enters into any agreement or arrangement with any adviser for the purpose of or in connection with the Global Offering, the terms of which provide that the liability of the adviser to the Indemnifying Party or any other person is excluded or limited in any manner, and any of the Indemnified Parties may have joint and/or several liability with such adviser to the Indemnifying Party or to any other person arising out of the performance of its duties under this Agreement, the Indemnifying Party shall:

12.5.1	not be entitled to recover any amount from any Indemnified Party which, in the absence of such exclusion or limitation, the Indemnifying Party would not have been entitled to recover from such Indemnified Party;

12.5.2	indemnify the Indemnified Parties in respect of any increased liability to any third party which would not have arisen in the absence of such exclusion or limitation; and

12.5.3	take such other action as the Indemnified Parties may require to ensure that the Indemnified Parties are not prejudiced as a consequence of such agreement or arrangement.

12.6	Costs: For the avoidance of doubt, the indemnity under this Clause 12 shall cover all costs, charges, fees and expenses which any Indemnified Party may suffer, incur or pay in disputing, investigating, responding to, defending, settling or compromising, or enforcing any settlement, compromise or judgment obtained with respect to, any Losses or any Proceedings to which the indemnity may relate and in establishing its right to indemnification under this Clause 12.

12.7	Payment on demand: All amounts subject to indemnity under this Clause 12 shall be paid by the Indemnifying Party as and when they are incurred within twenty Business Days of a written notice demanding payment being given to the Indemnifying Party by or on behalf of the relevant Indemnified Party.

12.8	Payment free from counterclaims/set-offs: All payments made by the Indemnifying Party under this Clause 12 shall be made gross, free of any right of counterclaim or set off and without deduction or withholding of any kind, other than any deduction or withholding required by any Law. If the Indemnifying Party makes a deduction or withholding under this Clause 12, the sum due from such Indemnifying Party shall be increased to the extent necessary to ensure that, after the making of any deduction or withholding, the relevant Indemnified Party which is entitled to such payment receives a sum equal to the sum it would have received had no deduction or withholding been made

12.9	Taxation: If a payment under this Clause 12 will be or has been subject to Taxation, the Indemnifying Party shall pay the relevant Indemnified Party on demand the amount (after taking into account any Taxation payable in respect of the amount and treating for these purposes as payable any Taxation that would be payable but for a relief, clearance, deduction or credit) that will ensure that the relevant Indemnified Party receives and retains a net sum equal to the sum it would have received had the payment not been subject to Taxation.

12.10	Other rights of the Indemnified Parties: The provisions of the indemnities under this Clause 12 are not affected by any other terms set out in this Agreement and do not restrict the rights of the Indemnified Parties to claim damages on any other basis.

12.11	Notice: If any Indemnifying Party becomes aware of any claim which may give rise to a liability under the indemnity provided under Clause 12.1, it shall promptly give notice thereof to the other parties in writing with reasonable details thereof, subject to any restriction imposed by any applicable Law.

12.12	Full force: The foregoing provisions of this Clause 12 will continue in full force and effect notwithstanding the completion of the Global Offering and the matters and arrangements referred to or contemplated in this Agreement or the termination of this Agreement.

13	ANNOUNCEMENTS

13.1	Restrictions on announcements: No announcement concerning this Agreement, any matter contemplated herein or any ancillary matter hereto shall be made or despatched by the Company (or by any of its directors, officers, employees or agents) without the prior written approval of the Joint Sponsors and the Joint Representatives (on behalf of the Joint Bookrunners and Hong Kong Underwriters) except in the event and to the extent that any such announcement is required by applicable Laws or required by any Authority to which such party is subject or submits, wherever situated, including, without limitation, the Stock Exchange and the SFC, whether or not the requirement has the force of law and, to the extent permitted by applicable Laws or the relevant Authority, any such announcement so made by any of the parties shall be made only after consultation with the Joint Sponsors and the Joint Representatives (on behalf of the Joint Bookrunners and Hong Kong Underwriters), and offer the Joint Sponsors and the Joint Representatives a reasonable opportunity to review and comment on the final draft and their respective comments (if any) have been fully considered by the issuers thereof. The Company further undertakes to the Joint Sponsors and the Joint Representatives that it will in good time prior to any announcement discuss with the Joint Sponsors and the Joint Representatives (for themselves and on behalf of the other Hong Kong Underwriters) any announcement proposed to be made to the public by or on behalf of the Company, or any other member of the Group, (i) relating to the Global Offering following the Hong Kong Prospectus Date; and (ii) containing any material or price sensitive new information with respect to any member of the Group within 6 months following the Hong Kong Prospectus Date.

13.2	Full force: The restriction contained in this Clause 13 shall continue to apply after the completion of the Global Offering and the matters and arrangements referred to or contemplated in this Agreement or, for so long as any of the Joint Sponsors or the Joint Representatives remain as a sponsor or adviser to the Company, the termination of this Agreement.

14	CONFIDENTIALITY

14.1	Information confidential: Subject to Clause 14.2, each party hereto shall, and shall procure that their Affiliates and their respective directors, officers, employees and agents will, treat as strictly confidential all information received or obtained as a result of entering into or performing this Agreement which relates to the provisions of this Agreement, the negotiations relating to this Agreement, the matters contemplated under this Agreement or the other parties to this Agreement.

14.2	Exceptions: Any party hereto may disclose, or permit its Affiliates, its and their respective directors, officers, employees and agents to disclose, information which would otherwise be confidential if and to the extent:

14.2.1	required by applicable Laws;

14.2.2	required, requested or otherwise compelled by any Authority to which such party is subject or submits, wherever situated, including, without limitation, the Stock Exchange and the SFC, whether or not the requirement of information has the force of law;

14.2.3	required to vest the full benefit of this Agreement in such party;

14.2.4	disclosed to the professional advisors, auditors and internal auditors of such party under a duty of confidentiality;

14.2.5	the information has come into the public domain through no fault of such party;

14.2.6	required by any Joint Sponsors, Joint Global Coordinators, Joint Representatives, Joint Bookrunners or Hong Kong Underwriters or any of their respective Affiliates to seek to establish any defence or pursue any claim in any legal, arbitration or regulatory proceeding or investigation in connection with the Global Offering or otherwise to comply with its or their own regulatory obligations; or

14.2.7	the other parties have given prior written approval to the disclosure (and in the case of the Hong Kong Underwriters, by the Joint Representatives (on behalf of the Hong Kong Underwriters)), such approval not to be unreasonably withheld;

provided that, in the case of Clause 14.2.3, any such information disclosed shall be disclosed only after consultation with the other parties.

14.3	Full force: The restrictions contained in this Clause 14 shall remain in full force and effect notwithstanding the termination of this Agreement or the completion of the Global Offering and the matters and arrangements referred to or contemplated in this Agreement.

15	NOTICES

15.1	Language: All notices or other communication delivered hereunder shall be in writing except as otherwise provided in this Agreement and shall be in the English language.

15.2	Time of notice: Any such notice or other communication shall be addressed as provided in Clause 15.3 and if so addressed, shall be deemed to have been duly given or made as follows:

15.2.1	if sent by personal delivery, upon delivery at the address of the relevant party;

15.2.2	if sent by post, two Business Days after the date of posting;

15.2.3	if sent by airmail, five Business Days after the date of posting;

15.2.4	if sent by facsimile, when despatched with confirmed receipt as evidenced by the transmission report generated at the end of the transmission of such facsimile by the facsimile machine used for such transmission;

15.2.5	if sent by email, when sent.

Any notice received or deemed to be received on a day which is not a Business Day shall be deemed to be received on the next Business Day.

15.3	Details of contact: The relevant address and facsimile number of each of the parties hereto for the purpose of this Agreement, subject to Clause 15.4, are as follows:

If to the Company:
Address:	Huace Center, Building A, 10/F Xihu District, Hangzhou City Zhejiang Province, 310012
Email:	***
Attention:	***

If to CICC:
Address:	29th Floor, One International Finance Centre, 1 Harbour View Street, Central, Hong Kong
Email:	***
Attention:	***

If to MS:
Address:	Level 46, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong
Email:	***
Attention:	***

If to BofA Securities:
Address:	55/F, Cheung Kong Center, 2 Queen’s Road Central, Central, Hong Kong
Email:	***
Attention:	***

If to any of the other Joint Bookrunners or Hong Kong Underwriters, at their respective addresses and fax numbers, and for the attention of the person set opposite its name in Schedule 2, respectively.

15.4	Change of contact details: A party may notify the other parties to this Agreement of a change of its relevant address or facsimile number for the purposes of Clause 15.3, provided that such notification shall only be effective on:

15.4.1	the date specified in the notification as the date on which the change is to take place; or

15.4.2	if no date is specified or the date specified is less than two Business Days after the date on which notice is given, the date falling two Business Days after notice of any such change has been given.

16	GOVERNING LAW, DISPUTE RESOLUTION AND IMMUNITY

16.1	Governing law: This Agreement, including this dispute resolution Clause, shall be governed by and construed in accordance with the laws of Hong Kong.

16.2	Arbitration: Any dispute, controversy or claim arising in any way out of or in connection with this Agreement (including without limitation: (1) any issue regarding contractual, pre-contractual or non-contractual rights, obligations or liabilities; and (2) any issue as to the existence, validity, breach or termination of this Agreement)(a “Dispute”) shall be referred to and finally resolved by binding arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the HKIAC Administrated Arbitration Rules in force when the Notice of Arbitration is submitted accordingly (the “Rules”), which Rules are deemed to be incorporated by reference into this Clause and as may be amended by the rest of this Clause. The seat of arbitration shall be Hong Kong. This arbitration agreement shall be governed by the laws of Hong Kong. The arbitral tribunal (“Tribunal”) shall be composed of three arbitrators to be appointed in accordance with the Rules. The language to be used in the arbitral proceedings shall be English. And any decision, order or award shall be given in English. The decisions and awards of the Tribunal shall be made in writing and shall be final and binding upon all the parties. The parties undertake to comply with each and every arbitral award without delay. The rights and obligations of the parties to submit Disputes to arbitration pursuant to this Clause 16.2 shall survive the termination of this Agreement or the completion of the Global Offering and the matters and arrangements referred to or contemplated in this Agreement. Nothing in this Clause 16 shall be construed as preventing any party from seeking conservatory or interim relief from any court of competent jurisdiction. Notwithstanding the above, each of the Joint Sponsors, the Joint Representatives the Joint Global Coordinators, the Joint Bookrunnners, the Joint Lead Managers and the Hong Kong Underwriters shall also have the sole right:

16.2.1	to refer any Dispute to be finally resolved by any court of competent jurisdiction; or

16.2.2	in circumstances in which they become or are joined as a defendant or third party in any proceedings, to pursue claims against the Company in those proceedings (whether by way of a claim for an indemnity, contribution or otherwise, and including but not limited to a claim under Clause 12)) and for such purposes the Company hereby irrevocably consents to be joined as parties to such proceedings.

Once any Dispute is referred to a court pursuant to Clause 16.2.1 or Clause 16.2.2, the parties to this Agreement shall terminate any arbitration in respect of the same Dispute. For the purposes of this Clause 16.2, the Company hereby irrevocably submits to the jurisdiction of any court in which proceedings are commenced pursuant to Clause 16.2.1 or Clause 16.2.2 and waives any objection to the exercise of such jurisdiction or the recognition or enforcement in the courts of any other country of a judgment delivered by such court.

16.3	Submission to jurisdiction: Each of the parties irrevocably submits to the non-exclusive jurisdiction of any court of competent jurisdiction in which court proceedings are permitted to be brought under the provisions of Clause 16.2.

16.4	Waiver of objection to jurisdiction: Each of the parties irrevocably waives (and irrevocably agrees not to raise) any objection which it may now or hereafter have to the jurisdiction of any court of competent jurisdiction in which court proceedings are permitted to be brought under the provisions of Clause 16.2 and any claim of forum non conveniens and further irrevocably agrees that a judgment in any such proceedings brought in any such court and an award in any arbitration commenced pursuant to Clause 16.2 shall be conclusive and binding upon it and may be enforced in the courts of any other jurisdiction.

16.5	Service of documents: Without prejudice to the provisions of Clause 16.6, each of the parties unconditionally and irrevocably agrees that any writ, judgment or other document required to be served on it in relation to any proceedings shall, to the fullest extent permitted by applicable Laws, be validly and effectively served on it if delivered to its address referred to in Clause 15.3 and marked for the attention of the person referred to in that Clause or to such other person or address in Hong Kong as may be notified by the party (as the case may be) to the other parties hereto pursuant to the provisions of Clause 15.3 or Clause 16.6. These documents may, however, be served in any other manner allowed by Law.

16.6	Process agent: The Company has established a place of business in Hong Kong at 5/F, Manulife Place, 348 Kwun Tong Road, Kowloon, Hong Kong, and has been registered as a non-Hong Kong company under Part 16 of the Companies Ordinance. The Company has registered with the Hong Kong Companies Registry an authorized representative of the Company in Hong Kong for the acceptance of service of process (which includes service of all and any documents relating to any proceedings) and any notices to be served on the Company in Hong Kong (the “Process Agent”). Service of process upon the Company by service upon the Process Agent in its capacity as agent for the service of process for the Company shall be deemed, for all purposes, to be due and effective service, and shall be deemed completed whether or not forwarded to or received by the Company. If for any reason the Process Agent shall cease to be agent for the service of process for the Company, the Company shall as soon as reasonably practicable notify the Joint Sponsors and the Joint Representatives and within 30 days appoint a new agent for the service of process in Hong Kong acceptable to the Joint Sponsors and the Joint Representatives and deliver to each of the other parties hereto a copy of the new agent’s acceptance of that appointment as soon as reasonably practicable, failing which the Joint Sponsors and the Joint Representatives shall be entitled to appoint such new agent for and on behalf of the Company, and such appointment shall be effective upon the giving of notice of such appointment to the Company. Nothing in this Agreement shall affect the right to serve process in any other manner permitted by Laws.

16.7	Waiver of immunity: To the extent in any proceedings in any jurisdiction including, without limitation, arbitration proceedings, the Company has or can claim for itself or its assets, properties or revenues any immunity (on the grounds of sovereignty or crown status or any charter or other instrument) from any action, suit, proceedings or other legal process (including, without limitation, arbitration proceedings), from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment to or in aid of execution of any judgment, from the obtaining of judgment, decision, determination, order or award including, without limitation, any arbitral award, or from other action, suit or proceeding for the giving of any relief or for the enforcement of any judgement, decision, determination, order or award including, without limitation, any arbitral award or to the extent that in any such proceedings there may be attributed to itself or its assets, properties or revenues any such immunity (whether or not claimed), the Company hereby irrevocably waives and agrees not to plead or claim any such immunity in relation to any such proceedings.

17	GENERAL PROVISIONS

17.1	Time: Save as otherwise expressly provided herein, time shall be of the essence of this Agreement.

17.2	Illegality, invalidity or unenforceability: If, at any time, any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the Laws of any jurisdiction, neither the legality, validity or enforceability in that jurisdiction of any other provisions hereof nor the legality, validity or enforceability of that or any other provision(s) hereof under the Laws of any other jurisdiction shall in any way be affected or impaired thereby.

17.3	Assignment: Subject to Clause 3, no party hereto shall assign or transfer all or any part of any benefit of, or interest or right in, this Agreement, or any benefit, interest, right or obligation arising under this Agreement without the consent of the other parties hereto, provided that each of the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters may at any time assign, in whole or in part, to any of their respective Affiliates, any person who has the benefit of the indemnities in Clause 12 and any of their respective successor entities the benefits of and interests and rights in or arising under this Agreement (including, without limitation, the Warranties and indemnities in Clauses 8 and 12, respectively). Obligations under this Agreement shall not be assignable.

17.4	Release or compromise: Each party may release, or compromise the liability of, the other parties (or any of them) or grant time or other indulgence to the other parties (or any of them) without releasing or reducing the liability of the other parties (or any of them) or any other party hereto. Without prejudice to the generality of the foregoing, the Company agrees and acknowledges that any amendment or supplement to the Offering Documents or any of them (whether made pursuant to Clause 8.5 or otherwise) or any announcement, issue, publication or distribution, or delivery to investors, of such amendment or supplement or any approval by, or knowledge of, the Joint Sponsors, the Joint Representatives, the Hong Kong Underwriters or any of them, of such amendment or supplement to any of the Offering Documents subsequent to its distribution shall not in any event and notwithstanding any other provision hereof constitute a waiver or modification of any of the conditions precedent to the obligations of the Hong Kong Underwriters as set forth in this Agreement or constitute a waiver or modification, or result in the loss, of any rights hereunder of the Joint Representatives or the Hong Kong Underwriters, as the case may be, to terminate this Agreement or otherwise prejudice any other rights of the Joint Representatives or the Joint Sponsors or the Hong Kong Underwriters, as the case may be, under this Agreement (in each case whether by reason of any misstatement or omission resulting in a prior breach of any of the Warranties or otherwise).

17.5	Exercise of rights: No delay or omission on the part of any party hereto in exercising any right, power or remedy under this Agreement shall impair such right, power or remedy or operate as a waiver thereof. The single or partial exercise of any right, power or remedy under this Agreement shall not preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, power and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies (whether provided by Laws or otherwise).

17.6	No partnership: Nothing in this Agreement shall be deemed to give rise to a partnership or joint venture, nor establish a fiduciary or similar relationship, between the parties hereto.

17.7	Entire agreement: This Agreement, and in the case of the Joint Sponsors, also together with the respective engagement letter dated November 1, 2021 between the Company and the Joint Sponsors only in their respective capacity as a Joint Sponsor, constitutes the entire agreement amongst the Company, the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters relating to the underwriting of the Hong Kong Public Offering and supersedes and extinguishes (other than the engagement letter dated November 1, 2021 between the Company and the Joint Sponsors) any prior drafts, agreements, undertakings, understanding, representations, warranties and arrangements of any nature whatsoever, whether or not in writing, relating to such matters as have been regulated by the provisions of this Agreement at any time prior to the execution of this Agreement (the “Pre-contractual Statements”). Each party hereto acknowledges that in entering into this Agreement on the terms set out in this Agreement, it is not relying upon any Pre-contractual Statement which is not expressly set out herein or the documents referred to herein. No party shall have any right of action (except in the case of fraud) against any other party to this Agreement arising out of or in connection with any Pre-contractual Statement except to the extent that such Pre-contractual Statement is incorporated into this Agreement or the documents referred to herein.

17.8	Amendment and variations: This Agreement may only be amended or supplemented in writing signed by or on behalf of each of the parties hereto. Without prejudice to Clause 17.13.2, no consent of any third party is required with respect to any variation, amendment, waiver, termination to this Agreement.

17.9	Counterparts: This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of a counterpart of this Agreement by email attachment or telecopy shall be an effective mode of delivery. In relation to such counterpart, upon confirmation by or on behalf of a party that such party authorizes the attachment of its counterpart signature page to the final text of this Agreement, such counterpart signature page shall take effect, together with such final text, as a complete authoritative counterpart.

17.10	Judgment Currency Indemnity: In respect of any judgment or order or award given or made for any amount due under this Agreement to any of the Indemnified Parties that is expressed and paid in a currency (the “judgment currency”) other than Hong Kong dollars, the Company will indemnify such Indemnified Party against any loss incurred by such Indemnified Party as a result of any variation as between (A) the rate of exchange at which the Hong Kong dollar amount is converted into the judgment currency for the purpose of such judgment or order and (B) the rate of exchange at which such Indemnified Party is able to purchase Hong Kong dollars with the amount of the judgment currency actually received by such Indemnified Party. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into Hong Kong dollars.

17.11	Taxation: All payments to be made by the Company under this Agreement shall be paid free and clear of and without deduction or withholding for or on account of, any and all present or future Taxes unless such withholding or deduction is required by law. If any Taxes are required by law to be deducted or withheld in connection with such payments, the Company will increase the amount paid and/or to be paid so that the full amount of such payments as agreed in this Agreement is received by the other parties as applicable.

If any of the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters is required by any Authority to pay any PRC Taxes as a result of this Agreement, the Company will pay an additional amount to such Joint Sponsor, Joint Representative, Joint Global Coordinator, Joint Bookrunner, Joint Lead Manager and/or Hong Kong Underwriter so that the full amount of such payments as agreed in this Agreement to be paid to such Joint Sponsor, Joint Representative, Joint Global Coordinator, Joint Bookrunner, Joint Lead Manager or Hong Kong Underwriter is received by such Joint Sponsor, Joint Representative, Joint Global Coordinator, Joint Bookrunner, Joint Lead Manager and/or Hong Kong Underwriter. The Company will further, if requested by such Joint Sponsor, Joint Representative, Joint Global Coordinator, Joint Bookrunner, Joint Lead Manager and/or Hong Kong Underwriter, use reasonable efforts to give such assistance as such Joint Sponsor, Joint Representative, Joint Global Coordinator, Joint Bookrunner, Joint Lead Manager and/or Hong Kong Underwriter may reasonably request to assist such Joint Sponsor, Joint Representative, Joint Global Coordinator, Joint Bookrunner, Joint Lead Manager and/ or Hong Kong Underwriter in discharging its obligations in respect of such PRC Taxes, including by making filings and submissions on such basis and such terms as such Joint Sponsor, Joint Representative, Joint Global Coordinator, Joint Bookrunner, Joint Lead Manager and/or Hong Kong Underwriter reasonably requests, promptly making available to such Joint Sponsor, Joint Representative, Joint Global Coordinator, Joint Bookrunner, Joint Lead Manager and/or Hong Kong Underwriter notices received from any Authority and, subject to the receipt of funds from such Joint Sponsor, Joint Representative, Joint Global Coordinator, Joint Bookrunner, Joint Lead Manager and/or Hong Kong Underwriter, by making payment of such funds on behalf of such Joint Sponsor, Joint Representative, Joint Global Coordinator, Joint Bookrunner, Joint Lead Manager and/or Hong Kong Underwriter to the relevant Authority in settlement of such PRC Taxes and, forwarding to such party for record an official receipt issued by the relevant PRC Authority or other official document evidencing such payment. For the avoidance of doubt, no such additional amount(s) will be payable, and no payment shall be increased, pursuant to this paragraph 17.11 on account of (i) any income Taxes of or other Taxes imposed on the Joint Sponsors, Joint Representatives, Joint Global Coordinators, Joint Bookrunners, Joint Lead Managers or Hong Kong Underwriters as a result of such Joint Sponsor, Joint Representative, Joint Global Coordinator, Joint Bookrunner, Joint Lead Manager or Hong Kong Underwriter having a connection with the relevant taxing jurisdiction other than a connection arising solely as a result of the transactions contemplated hereunder or (ii) any Taxes to the extent imposed as a result of the failure of a Joint Sponsor, Joint Representative, Joint Global Coordinator, Joint Bookrunner, Joint Lead Manager or Hong Kong Underwriter to timely provide information or certification as reasonably requested by the Company that such Joint Sponsor, Joint Representative, Joint Global Coordinator, Joint Bookrunner, Joint Lead Manager or Hong Kong Underwriter could have reasonably provided and would have reduced or eliminated such Taxes.

17.12	Authority to the Joint Representatives: Unless otherwise provided herein, each of the Joint Global Coordinators, Joint Bookrunners, Joint Lead Managers and Hong Kong Underwriters (other than the Joint Representatives) hereby authorizes the Joint Representatives to act on behalf of all the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and Hong Kong Underwriters in their sole and absolute discretion in the exercise of all rights and discretions granted to the Joint Global Coordinators, the Joint Bookrunners, Joint Lead Managers and the Hong Kong Underwriters or any of them under this Agreement and authorizes the Joint Representatives in relation thereto to take all actions they may consider desirable and necessary to give effect to the transactions contemplated herein.

17.13	Rights of Third Parties: A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Ordinance to enforce any term of this Agreement but this does not affect any right or remedy of a third party which exists or is available apart from the Contracts (Rights of Third Parties) Ordinance, and to the extent otherwise set out in this Clause 17.13:

17.13.1	Indemnified Parties may enforce and rely on Clause 12.1 to the same extent as if they were a party to this Agreement. An assignee pursuant to Clause 17.3 may enforce and rely on this Agreement as if it were a party; and

17.13.2	this Agreement may be terminated or rescinded and any term may be amended, varied or waived without the consent of the persons referred to in sub-clause 17.13.1.

17.14	Survival: The provisions in this Clause 17 shall remain in full force and effect notwithstanding the completion of the Global Offering and the matters and arrangements referred to or contemplated in this Agreement or the termination of this Agreement.

17.15	Language: This Agreement is prepared and executed in English only. For the avoidance of doubt, in the event that there are any inconsistencies between this Agreement and any translation, the English language version shall prevail.

17.16	Officer’s Certificates: Any certificate signed by any officer of the Company or of any of the other Group Entity and delivered to the Joint Representatives or the Joint Sponsors or any Underwriter or any counsel for the Underwriters pursuant to this Agreement shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Joint Representative, Joint Sponsor or Underwriter.

17.17	Professional Investor: The Company has read and understood the Professional Investor Treatment Notice set forth in Schedule 7 and acknowledges and agrees to the representations, waivers and consents contained in such applicable notice, in which the expressions “you” or “your” shall mean “the Company”, and “we” or “us” or “our” shall mean the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters.

17.18	Recognition of the U.S. Special Resolution Regimes: (a) In the event that any Joint Sponsor, Joint Representative, Joint Global Coordinator, Joint Bookrunner, Joint Lead Manager or Hong Kong Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such party of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. (b) In the event that any Joint Sponsor, Joint Representative, Joint Global Coordinator, Joint Bookrunner, Joint Lead Manager or Hong Kong Underwriter that is a Covered Entity or a BHC Act Affiliate of such party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

Schedule 1
THE DIRECTORS

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Schedule 2

THE JOINT GLOBAL COORINDATORS

THE JOINT BOOKRUNNERS

THE HONG KONG UNDERWRITERS

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Schedule 3

THE WARRANTIES

The Company represents and warrants to each of the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters as follows:

1.	Hong Kong Offering Documents

1.1	(A) none of the Hong Kong Public Offering Documents contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) no individual Supplemental Offering Material conflicted or will conflict with the Hong Kong Public Offering Documents in any material respect (as used herein, “Supplemental Offering Material” means any “written communication” (within the meaning of the Securities Act) prepared by or on behalf of the Company, or used or referred to by the Company, that constitutes an offer to sell or a solicitation of an offer to buy the Offer Shares including without limitation, any roadshow material, and press releases, if any, relating to the Offer Shares that constitutes such written communication, other than the Hong Kong Public Offering Documents or amendments or supplements thereto); provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with written information furnished to the Company directly or indirectly by or on behalf of the Joint Sponsors, the Joint Global Coordinators, the Joint Representatives, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters expressly and specifically for use therein. For the purposes of this paragraph, the only information furnished in writing to the Company by or on behalf of the Hong Kong Underwriters expressly and specifically for use in Hong Kong Public Offering Documents is their name and address (collectively “the Underwriter Information”);

1.2	The Company (including, without limitation, its agents and representatives, other than the Hong Kong Underwriters and the International Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to any Supplemental Offering Material, without the prior consent of the Joint Representatives;

1.3	Each of the Hong Kong Public Offering Documents contains or includes (A) all material information and particulars required of a prospectus and/or listing document to comply with the Companies (Winding Up and Miscellaneous Provisions) Ordinance, the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (amended from time to time) and the listing decisions, guidelines and other requirements of the Stock Exchange (collectively, the “Listing Rules”) and all other Laws so far as applicable to any of the foregoing, the Global Offering and/or the listing of the Shares on the Stock Exchange (unless any such requirement has been waived or exempted by the relevant Authorities), and (B) all such material information as investors and their professional advisers would reasonably require, and reasonably expect to find therein, for the purpose of making an informed assessment of the businesses, assets and liabilities, financial position, profits and losses, and prospects of the Company and the rights attaching to the Shares.

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2.	Offer Shares

2.1	The Offer Shares have been duly authorized and, when issued and delivered against payment therefor as provided in this Agreement or the International Underwriting Agreement, as applicable, will be validly issued, fully paid and non-assessable and will conform to the description of the Shares contained in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus; and the issuance of such Offer Shares will not be subject to any preemptive rights, resale rights, rights of first refusal or similar rights.

3.	No Material Adverse Change

Except as disclosed in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus, since the end of the period covered by the latest audited financial statements included in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus, (A) there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business or properties of the Company and Group Entities, taken as a whole; (B) there has been no purchase of its own outstanding share capital by the Company (except for purchases made pursuant to its publicly announced share repurchase program), no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital; (C) there has been no material adverse change in the share capital, indebtedness or net assets of the Company and Group Entities; (D) neither the Company nor any of the Group Entities has (i) entered into or assumed any material transaction or agreement, (ii) incurred, assumed or acquired any material liability or obligation, direct or contingent, (iii) acquired or disposed of or agreed to acquire or dispose of any business or any other material asset, or (iv) agreed to take any of the foregoing actions; and (v) neither the Company nor any of the Group Entities has sustained any material loss or interference with its business from fire, explosion, flood, typhoon, or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.

4.	Title to Property

None of the Company and its Group Entities owns any real property. Each of the Company and the Group Entities has good and marketable title (or, in the case of real properties located in the PRC, valid land use rights and building ownership certificate(s) with respect to such real property) to all personal property, in each case, owned by them which is material to the business of the Company and the Group Entities, taken as a whole, in each case, free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of the Group Entities. Except as described in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus, any real property and buildings held under leases are held by the Company and the Group Entities and are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Group Entities, taken as a whole.

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5.	Organization and Good Standing

5.1	Each of the Company and the Group Entities has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has the corporate power and authority to own or lease its property and to conduct its business as described in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing (or the foreign equivalent to the extent the concept is applicable in such jurisdiction) in each jurisdiction in which the conducts of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect on the Group Entities, taken as a whole. All their currently effective constitutive documents comply with the requirements of applicable laws of jurisdictions of their incorporation or organization in material respects and are in full force and effect. Other than those as set forth in each of the Hong Kong Public Offering Documents, the Registration Statements, the Disclosure Package and the Prospectus, there is no other major subsidiary or Consolidated Affiliated Entity of the Company.

5.2	The Company has been duly registered as a non-Hong Kong company under Part 16 of the Companies Ordinance. Save for the requirements that have been or will be waived by the Authorities, the memorandum of association, articles of association and other constitutive documents and the business registration certificate of the Company comply with the applicable Laws of Hong Kong (including, without limitation, the Listing Rules) and the requirements of the Laws of the Cayman Islands and are in full force and effect.

6.	Capitalization

As of the date of this Agreement, the Company has authorized and issued share capital as set forth in each of the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus. The issued share capital of the Company has been duly authorized, validly issued, is fully paid and non-assessable and conform to the description thereof contained in each of the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus. Except as disclosed in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus, (A) all of the issued share capital of each of the Group Entities has been duly authorized and validly issued, is duly paid and non-assessable; (B) all of the issued and outstanding share capital of each of the Group Entities (other than the Consolidated Affiliated Entity) is owned by the Company, directly or indirectly through subsidiaries, free and clear of any Encumbrance; (C) all of the issued share capital of each of the Group Entities have been issued in compliance with all applicable Laws and were not issued in violation of any pre-emptive right, resale right, right of first refusal or similar right and are owned by the Company subject to no Encumbrance; (D) except as described in each of the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus, there are no outstanding securities issued by the Company convertible into or exchangeable for, rights, warrants, or options to acquire from the Company, or obligations of the Company to issue, Offer Shares, or any other class of the share capital of the Company, and there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any share capital of, or any direct interest in, any of the Group Entities; (E) the Offer Shares, when issued and delivered against payment therefor, may be freely deposited by the Company with the HKSCC; and (F) the Offer Shares, when issued and delivered against payment therefor, will be freely transferable by the Company to or for the account of the several Underwriters and the initial purchasers thereof.

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7.	No Other Offerings

Except as disclosed in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus, (A) the Company has not sold, issued or distributed any securities during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A, Regulation D or Regulation S promulgated under the Securities Act, other than shares issued pursuant to the 2015 Equity Incentive Plan or other employee benefit or equity incentive plans of the Company, or pursuant to outstanding options, rights or warrants; (B) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase Shares or any other share capital of or other equity interests in the Company or any of the Group Entities; and (C) no person has the right to act as an underwriter to the Company in connection with the offer and sale of the Offer Shares.

8.	No Registration Rights

Except as disclosed in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

9.	No Conflict

9.1	Except as described in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor any of the Group Entities is (A) in breach or violation of any provision of applicable Laws, (B) in breach of or in default under any approval, consent, waiver, authorization, exemption, permission, endorsement or license granted by any court or Authority in any jurisdiction where it was incorporated or operates, (C) in breach or violation of its respective constitutive or organizational documents, (D) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of the Group Entities is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any of the Group Entities is subject, or (E) in violation of any judgment, order or decree of any Authority having jurisdiction over the Company or any of the Group Entities or any of their respective properties, assets or operations, except in the case of (A), (B), (D) and (E), for such breaches, violations, and defaults as would not, singly or in the aggregate, result in a Material Adverse Effect.

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9.2	The execution, delivery and performance by the Company of its obligations under, this Agreement, the International Underwriting Agreement and each of the Operative Documents (collectively, the “Transaction Documents”), the issuance and sale of the Offer Shares and compliance by the Company with the terms thereof, and the consummation of the transactions contemplated under the Transaction Documents, do not and will not, whether with or without the giving of notice or passage of time or both, contravene (A) any provision of applicable Laws or the memorandum and articles of association or other constitutive or organizational documents of the Company, (B) any agreement or other instrument binding upon the Company or any of the Group Entities that is material to the Company and the Group Entities, taken as a whole, or (C) any judgment, order or decree of any Authority, except in the case of (B) and (C), as would not reasonably be expected to have a Material Adverse Effect; and except as disclosed in the Hong Kong Public Offering Documents, no consent, approval, authorization or order of, or qualification with, any Authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Offer Shares and the consummation of the transactions contemplated by the Transaction Documents, except for such as have been obtained, for the registration of the Offer Shares under the Securities Act, the listing of the Offer Shares on the Main Board of the Stock Exchange, for such consents, approvals, authorizations, orders, registrations or qualifications as may be required under U.S. state securities laws, such governmental authorizations as may be required under applicable state securities or Blue Sky laws or any laws of jurisdictions outside the PRC, Cayman Islands, Hong Kong and the United States in connection with the purchase and distribution of the Offer Shares by the Underwriters, and for such approval from the Stock Exchange for the listing of and permission to deal in the Shares on the Main Board of the Stock Exchange.

10.	Operating and other Company Data; Statistical and Market related Data

(A) All operating and other Company data disclosed in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus are true and accurate in all material respects; and (B) any statistical, industry-related and market-related data included or incorporated by reference in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package or the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived, and the Company has obtained the written consent for the use of such data from such sources to the extent required.

11.	Absence of Proceedings

11.1	Except as disclosed in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus, there is (A) no legal or governmental actions, suits or proceedings (including any inquiries or investigations by any Authority), before or brought by any Authority now pending or, to the best knowledge of the Company after due and careful inquiry, threatened, (B) no Laws that have been enacted, adopted or issued, and (C) no judgment, decree or order of any Authority against or affecting the Company or any of the Group Entities or, to the Company’s knowledge, any of their respective executive officers or directors, which, in any such case described in clause (A), (B) or (C) above, would result in a Material Adverse Effect or materially and adversely affect the consummation of the transactions contemplated in the Transaction Documents or the performance by the Company of its obligations hereunder and thereunder, or is required to be described in each of the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus but are not so described.

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11.2	None of the Company, the Group Entities, nor any person acting on behalf of any of them, has taken any action, nor have any steps been taken or any actions, suits or proceedings under any Laws been started or, to the best of the Company’s knowledge after due and careful inquiry, threatened, to wind up, liquidate, dissolve, make dormant or eliminate or declare insolvent the Company or any of the Group Entities.

11.3	(A) neither the Company nor any of the Group Entities which is a party to a joint venture or shareholders’ agreement is in dispute with the other parties to such joint venture or shareholders’ agreement and (B) to the best knowledge of the Company, there are no circumstances which may give rise to any dispute or affect the relevant member’s relationship with such other parties, except where such dispute described in clause (A) or (B) above would not, individually or in the aggregate, result in a Material Adverse Change.

12.	Possession of Licenses and Permits

Except as disclosed in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus, (i) each of the Company and the Group Entities possesses all licenses, certificates, approvals, authorizations, declarations and permits issued by, and has made all necessary reports to and filings with, the appropriate national, federal, state, local or foreign Authorities, for the Company and each of the Group Entities that are necessary to conduct their respective businesses (collectively, “Governmental Licenses”); (ii) each of the Company and the Group Entities is in material compliance with the terms and conditions of all such Governmental Licenses; (iii) all such Governmental Licenses are valid and in full force and effect in all material respects and contain no materially burdensome restrictions or conditions not described in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package or the Prospectus; (iv) neither the Company nor any of the Group Entities has received any notice of proceedings relating to the revocation or adverse modification of any such Governmental License; (v) neither the Company nor any of the Group Entities has any reason to believe that any such Governmental License will not be renewed in the ordinary course; except in the case of (i) and (v) above, where such failure to possess, file or renew would not have a Material Adverse Effect.

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13.	Intellectual Property

Except as would not reasonably be expected to have a Material Adverse Effect on the Company and the Group Entities taken as a whole, (i) the Company and the Group Entities own, possess, have been authorized to use, or can acquire on reasonable terms, sufficient rights to use all trademarks, trade names, service marks, patents, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of their business in the manner as described in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus; (ii) there has been no infringement, misappropriation or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company or any Group Entity of any third party’s Intellectual Property Rights; (iii) there is no pending or threatened action, suit, proceeding or claim by any third party against the Company or any Group Entity’s rights in or to any of such third party’s Intellectual Property Rights; (iv) there is no pending or threatened action, suit, proceeding or claim by any third party challenging the validity, enforceability or scope of any of the Company’s or the Group Entities’ Intellectual Property Rights, (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by any third party that the Company or any Group Entity infringes, misappropriates or otherwise violates any Intellectual Property Rights or other proprietary rights of such third party.

14.	Cybersecurity and Data Protection

Except for those would not reasonably be expected to have a Material Adverse Effect, (i) the Company and the Group Entities have complied and are presently in compliance with all internal and external privacy policies and information notices, contractual obligations, industry standards, regulatory guidelines, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal, disclosure and any other processing by the Company or the Group Entities of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations”, and such data, “Data”), (ii) none of the Company or the Group Entities has received any notification of or complaint regarding, or is aware of any other facts that, individually or in the aggregate, would reasonably indicate, non-compliance by any of them with any Data Security Obligation, (iii) to the Company’s knowledge, there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or threatened alleging the Company’s or any Group Entity’s non-compliance with any Data Security Obligation, (iv) the Company and each Group Entity have implemented and maintained reasonable technical and organizational measures designed to protect the security and integrity of the Data used in connection with the operation of the Company’s and each of the Group Entities’ businesses, (v) without limiting the foregoing, the Company and each of the Group Entities have used reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with, reasonable information technology, information security, cybersecurity and data protection controls, policies and procedures, including oversight, access controls, encryption, technological, organizational and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent breach, destruction, loss, unauthorized or unlawful distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any Data used in connection with the operation of the Company’s or any of the Group Entities’ businesses (“Breach”), and (vi) there has been no such Breach, and neither the Company or any of the Group Entities has been notified of or has any knowledge of any event or condition that would reasonably be expected to result in, any such Breach. Except as disclosed in the Hong Kong Public Offering Documents, Registration Statement, the Disclosure Package and the Prospectus, none of the Company or Group Entities is the subject of any investigation, or has received any inquiry, notice, warning, sanction or claim, or is a party to or affected by any pending or, threatened action, suit, proceeding or claim, or is bound by any judgment, decree or order, or has entered into any agreement, in each case relating to any alleged violation of any Cybersecurity Law of the PRC, in particular, neither the Company nor Group Entities is currently subject to a cybersecurity review by the Cyberspace Administration of the PRC (the “CAC”), except which would not, if determined adversely to the Company or any of the Group Entities, individually or in the aggregate, result in a Material Adverse Change.

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15.	Absence of Labor Disputes

Except as disclosed in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus, no material labor dispute with the employees or third-party contractors of the Company or any of the Group Entities exists, or to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of the principal suppliers, service providers or business partners of the Company and its Group Entities that could reasonably be expected to have a Material Adverse Effect. The Company and the Group Entities are and have been in all times in compliance with all applicable labor laws and regulations in all material respects, and no governmental investigation or proceedings with respect to labor law compliance exists, or to the knowledge of the Company, is imminent.

16.	Payment of Taxes

(i) The Company and each of the Group Entities have filed all national, local, federal, state and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof and have paid all taxes required to be paid thereon (except for cases where failure to file or pay would not, singly or in the aggregate, have a Material Adverse Effect, or except for taxes currently being contested in good faith and for which adequate reserves have been made in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of the Group Entities which, singly or in the aggregate, has had (nor does the Company nor any of the Group Entities have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or Group Entities and which could reasonably be expected to have) a Material Adverse Effect. (ii) Any unpaid material income and corporation tax liability of the Company for any years not finally determined have been accrued on the Company’s financial statements in accordance with the United States generally accepted accounting principles (the “US GAAP”). (iii) All local and national PRC governmental tax holidays, exemptions, waivers, financial subsidies, and other local and national PRC tax relief, concessions and preferential treatment enjoyed by the Company or any of the Group Entities as described in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus are valid, binding and enforceable and do not violate any laws, regulations, rules, orders, decrees, guidelines, judicial interpretations, notices or other legislation of the PRC.

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17.	Insurance

Each of the Company and the Group Entities is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; neither the Company nor any of the Group Entities has been refused any insurance coverage sought or applied for; and neither the Company nor any of the Group Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

18.	Independent Accountant

The Reporting Accountants, PricewaterhouseCoopers Zhong Tian LLP, whose reports on the consolidated financial statements of the Company are included in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus, are independent registered public accountants with respect to the Company as required by the Hong Kong Institute of Certified Public Accountants and its rulings and interpretations.

19.	Accounting Controls, Disclosure Controls and Procedures

19.1	The Company maintains a system of internal controls over financial reporting and accounting matters sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with US GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

19.2	The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; and such disclosure controls and procedures have been designed to ensure that material information relating to the Company or any of the Group Entities is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

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19.3	Except as disclosed in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus, each of the Company and the Group Entities has established, maintained and evaluated, or by the Listing Date shall have established, disclosure and corporate governance controls and procedures that comply with the requirements of the Corporate Governance Code as set forth in Appendix 14 to the Listing Rules, other than to the extent waived by the Stock Exchange, to ensure that (A) material information relating to the Company or any of the Group Entities is made known in a timely manner to the Company’s board of directors, principal executive officer and principal financial officer by others within those entities, and (B) the Company and its board of directors comply in a timely manner with the requirements of the Listing Rules, the Hong Kong Codes on Takeovers and Mergers and Share Buy- backs, the Securities and Futures Ordinance, the Companies Ordinance, the Companies (Winding Up and Miscellaneous Provisions) Ordinance and any other applicable Law relating to disclosure of information and reporting obligations, including, without limitation, the requirements of the Listing Rules on disclosure of inside information and notifiable, connected and other transactions required to be disclosed, and such disclosure and corporate governance controls and procedures are effective to perform the functions for which they were established and documented properly and the implementation of such disclosure and corporate governance controls and procedures policies are monitored by the responsible persons (as used herein, the term “disclosure and corporate governance controls and procedures” means controls and other procedures that are designed to ensure that information required to be disclosed by the Company, including, without limitation, information in reports that it files or submits under any applicable Law, inside information and information on notifiable, connected and other transactions required to be disclosed, is recorded, processed, summarized and reported, in a timely manner and in any event within the time period required by applicable Law).

20.	FPI

The Company is a “foreign private issuer” (“FPI”) within the meaning of Rule 405 under the Securities Act.

21.	Sarbanes-Oxley Act

There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith, including Section 402 thereof related to loans and Sections 302 and 906 thereof related to certifications.

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22.	Anti-Corruption, Anti-Money Laundering and Sanctions Compliance

22.1	Neither the Company nor any of the Group Entities, nor any director or officer thereof nor, to the Company’s knowledge, any employee, agent or representative of the Company or of any of the Group Entities or their respective affiliates, (A) has used or will use any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) has taken or will take any action in furtherance of any offer, payment, promise to pay, or authorization or approval of the payment, giving of money, property, gifts or anything else of value, directly or indirectly, to a “government official” (including any officer, director or employee of any government branch or agency, government-owned or controlled entity or instrumentality, public international organization or political party; any political party official or candidate for political office; or any close family member of, or person acting in an official capacity for or on behalf of, any of the foregoing) or to any other individual or entity (“Person”) to influence official action or secure an improper advantage or to take any other action in a violation of the U.S. Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, the Anti-Unfair Competition Law of the PRC, the Criminal Law of the PRC, any regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or any other applicable anti-bribery or anti-corruption law in each case as amended from time to time (collectively the “Anti-Corruption Laws”); (C) has taken or will take any act in furtherance of an offer, payment, promise to pay, agreement, request, authorization or approval, or any other act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; or (D) will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable Anti-Corruption Laws; and the Company and Group Entities and their respective affiliates have each conducted their respective businesses in compliance with applicable Anti-Corruption laws and have instituted, maintained and enforced, and will continue to maintain and enforce, policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein.

22.2	The operations of the Company and the Group Entities are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of Currency and Foreign Transactions Reporting Act of 1970, as amended, the Organized and Serious Crimes Ordinance (Chapter 455 of the Laws of Hong Kong), the Anti-Money Laundering and Counter-Terrorist Financing (Financial Institutions) Ordinance (Chapter 615 of the Laws of Hong Kong), and the applicable anti-money laundering statutes of all jurisdictions where the Company and the Group Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no investigation, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Group Entities with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

22.3	(A) Neither the Company nor any the Group Entities, nor any director or officer thereof, nor, to the knowledge of the Company, any employee, agent, affiliate or representative of the Company or any of the Group Entities, is a Person that is, or is owned 50 percent or more or controlled by one or more Persons that are: (i) subject or target of any sanctions administered or enforced by the U.S. Government (including without limitation, the Department of Treasury’s Office of Foreign Assets Control (“OFAC”), including but not limited to inclusion in the Non-SDN Chinese Military Industrial Complex Company List, the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union (“EU”) or any EU member state, Her Majesty’s Treasury (“HMT”), the Hong Kong Monetary Authority (“HKMA”), or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is, the subject or the target of Sanctions, including, without limitation, the so-called Donetsk People’s Republic or so-called Luhansk People’s Republic and Crimea region of Ukraine, Cuba, Iran, North Korea and Syria) (each, a “Sanctioned Country”).

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(B) The Company and the Group Entities will not, directly or indirectly, use the proceeds of the Offer Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (i) to fund or facilitate any dealings, activities or business in, with or relating to any country, territory or Person that, at the time of such funding or facilitation, is a Sanctioned Country; a Person that is the subject or target of Sanctions, or which is owned 50 percent or more or controlled by any such Person; or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise). For the past five years, the Company and the Group Entities, including any respective director, officer or employee thereof, and, to the knowledge of the Company, any agent, affiliate or representative of the Company or any of the Group Entities have not engaged in, are not now engaged, and will not engage in, any dealings or transactions with or relating to any Person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with, in, or relating to any Sanctioned Country. No investigation, inquiry, action or suit or proceeding by or before any Authority, involving any actual or alleged violations of any Sanctions by the Company and its Group Entities, is pending, or to the knowledge of the Company, threatened.

23.	Environmental Laws

(i) The Company and the Group Entities, (A) are in compliance with any and all applicable foreign, national, federal, state and local laws and regulations (including, for the avoidance of doubt, all applicable laws and regulations of the PRC and the United States) relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect. (ii) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties), except for those that would, singly or in the aggregate, not have a Material Adverse Effect.

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24.	Dividends

Except as disclosed in each of the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus, (i) none of the Company or any of the Group Entities is currently prohibited, directly or indirectly, from (A) paying any dividends or making any other distributions on its share capital, (B) making or repaying any loan or advance to the Company or any of the Group Entities or (C) transferring any of its properties or assets to the Company or any Group Entity; and (ii) all dividends and other distributions declared and payable upon the share capital of the Company or any of the Group Entities (A) may be converted into United States dollars, that may be freely transferred out of such Person’s jurisdiction of incorporation, without the consent, approval, authorization or order of, or qualification with, any Authority in such Person’s jurisdiction of incorporation or tax residence; and (B) are not and will not be subject to withholding, value added or other taxes under the currently effective laws and regulations of such Person’s jurisdiction of incorporation, without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any Authority having jurisdiction over such Person.

25.	Validity of Consolidated Affiliated Entity Agreements

25.1	The description of the corporate structure of the Company and each of the contracts among the Subsidiaries, the Consolidated Affiliated Entity, and shareholders of the Consolidated Affiliated Entity, as the case may be (collectively the “VIE Agreements”), as set forth in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus, is true and accurate in all material respects and nothing has been omitted from such description which would make it misleading. There is no other material agreement, contract or other document relating to the corporate structure or the operation of the Company together with its Group Entities, taken as a whole, which has not been previously disclosed or made available to the Hong Kong Underwriters and disclosed in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus.

25.2	Each VIE Agreement has been duly authorized, executed and delivered by the parties thereto and except as described in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus, constitutes a valid and legally binding obligation of the parties thereto and, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the performance of the obligations under any VIE Agreement by the parties thereto, other than those as described in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus; and no consent, approval, authorization, order, filing or registration that has been obtained is being withdrawn or revoked or is subject to any condition precedent which has not been fulfilled or performed, except for such withdrawal, revocation or non-fulfilment of condition precedent as would not reasonably be expected to have a Material Adverse Effect. Except as described otherwise in the Hong Kong Public Offering Documents and the Prospectus, the corporate structure of the Company as described in the Hong Kong Public Offering Documents and the Prospectus under the caption “History, Development, and Corporate Structure” complies with all applicable laws and regulations of the PRC, and neither the Company’s corporate structure nor the VIE Agreements violate, breach, contravene or otherwise conflict with any applicable laws of the PRC. There is no legal or governmental proceeding, inquiry or investigation pending against the Company, the Group Entities or shareholders or sponsors of the Consolidated Affiliated Entity in any jurisdiction challenging the validity of any of the VIE Agreements, and to the knowledge of the Company, no such proceeding, inquiry or investigation is threatened in any jurisdiction.

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25.3	Except as described the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus, the execution, delivery and performance of each VIE Agreement by the parties thereto do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, encumbrance, equity or claim upon any property or assets of the Company or any of the Group Entities pursuant to (A) the constitutive or organizational documents of the Company or any of the Group Entities, (B) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of the Group Entities or any of their properties, or any arbitration award, or (C) any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of the Group Entities is a party or by which the Company or any of the Group Entities is bound or to which any of the properties of the Company or any of the Group Entities is subject, except in the case of (B) and (C), where such conflict, breach, violation or default would not, individually or in the aggregate, have a Material Adverse Effect. Except as described in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus, each VIE Agreement is in full force and effect and, to the best knowledge of the Company, none of the parties thereto is in breach or default in the performance of any of the terms or provisions of such VIE Agreement. None of the parties to any of the VIE Agreements has sent or received any communication regarding termination of, or intention not to renew, any of the VIE Agreements, and to the best knowledge of the Company, no such termination or non-renewal has been threatened by any of the parties thereto. The Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the Consolidated Affiliated Entity, through its rights to authorize the shareholders or sponsors, as the case may be, of the Consolidated Affiliated Entity to exercise their voting rights.

26.	SAFE Registrations

Except as disclosed in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus, each of the Company and the Group Entities that were incorporated outside of the PRC has taken, or is in the process of taking, all reasonable steps to ensure compliance by each of its shareholders, directors and officers that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission and the State Administration of Foreign Exchange (the “SAFE”) relating to overseas investment by PRC residents and citizens (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each such person that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen, to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.

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27.	Due Authorization

The Company has full right, power and authority to execute and deliver this Agreement, the International Underwriting Agreement and each of the Transaction Documents and to perform its obligations under the Transaction Documents; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and each of the Transaction Documents and the consummation by it of the transactions contemplated under the Transaction Documents has been duly and validly taken. Each of the Transaction Documents has been duly authorized, executed and delivered by the Company and, when validly authorized, executed and delivered by the other parties hereto and thereto, constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms. Each of the Transaction Documents is in proper form to be enforceable against the Company in the Cayman Islands in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands of any such Transaction Document, it is not necessary that any such Transaction Document be filed or recorded with any court or other authority in the Cayman Islands, or that any stamp or similar tax in the Cayman Islands be paid on or in respect of any such Transaction Document or any other documents to be furnished hereunder, except for Cayman Islands stamp duty which may be payable if the original Transaction Documents or any other documents to be furnished under are brought to or executed in the Cayman Islands.

28.	Accounts and other Financial Information

28.1	The Reporting Accountants, who have audited certain financial statements of the Group, are independent public accountants as required by the Securities Act and the rules and regulations of the SEC thereunder and are independent in accordance with the requirements of the U.S. Public Company Accounting Oversight Board.

28.2	(A) The audited consolidated financial statements and the related notes thereto included or incorporated by reference in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the consolidated financial position of the Group as of the dates indicated and the consolidated results of operations and changes in the consolidated financial position of the Group for the periods specified; and said financial statements have been prepared in conformity with in all material respects the applicable accounting requirements of the Securities Act and the related rules and regulations adopted by the SEC and in all material respects in conformity with US GAAP applied on a consistent basis during the periods involved; (B) the unaudited interim financial results for the three months ended March 31, 2021 and as of March 31, 2022 contained in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; (C) Neither the Company, nor any of the Group Entities has any material liabilities or obligations, direct or contingent (including any off-balance sheet arrangements), not described in each of the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus. (D) Except as included therein, no historical or pro forma financial statements are required to be included or incorporated by reference in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package or the Prospectus under the Securities Act, unless otherwise waived; and (E) All disclosures contained or incorporated by reference in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the SEC) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable;

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28.3	The unaudited pro forma financial information and the related notes thereto included in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the applicable requirements of the Listing Rules, and the assumptions underlying such unaudited pro forma financial information are reasonable and are set forth in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus. The pro forma adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein, and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data.

28.4	The memorandum on profit forecast for the 8 months ending December 31, 2022 and on working capital forecast for the 14 months ended June 30, 2023 has been approved by the Directors and reviewed by the Reporting Accountants, has been prepared by the Company on the bases and assumptions stated in such memorandum which the Company honestly believes to be fair and reasonable.

28.5	No material information was withheld from the Reporting Accountants or the Underwriters for the purposes of their review of the forecasts of profit and earnings per share and the pro forma net tangible assets and all other pro forma financial statements, information or data, if any, of the Company included in each of the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus or their review of the Company’s cash flow and working capital projections, estimated capital expenditures and financial reporting procedures.

29.	Accuracy of Information

29.1	All statements or expressions of opinion or intention and all forward-looking statements, forecasts and estimates (including, without limitation, the statements regarding the sufficiency of working capital, use of proceeds, profit forecast, critical accounting policies, indebtedness and prospects) contained in each of the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus have been made after due and proper consideration and on the bases and assumptions referred to therein and represent or will represent reasonable and fair expectations truly and honestly held based on facts known to the Company and/or any of its directors.

29.2	All information disclosed or made available in writing or orally during the course of this offering (and any new or additional information serving to update or amend such information) which was disclosed or made available by or on behalf of the Company or its authorized representatives to the Stock Exchange, the SFC, the SEC, the Joint Sponsors, the Joint Global Coordinators, the Joint Representatives, the Joint Bookrunners, the Hong Kong Underwriters, the Reporting Accountants, the Internal Control Consultant and the legal advisers to the Company or the Underwriters, was so disclosed or made available in good faith and was when given and, except as subsequently disclosed in each of the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus or otherwise notified to the Stock Exchange, the SFC or the SEC, as applicable, remains complete, true and accurate in all material respects and not misleading.

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29.3	All public notices, announcements and advertisements (including the Formal Notice) published on the website of the Stock Exchange in connection with the Global Offering and all filings and submissions provided by or on behalf of the Company and/or any of its directors or officers, to the Stock Exchange, the SFC and/or any relevant Authority in connection with the Global Offering conform, in all material respects, to the requirements of all applicable Laws; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with written information furnished to the Company directly or indirectly by or on behalf of the Joint Sponsors, the Joint Global Coordinators, the Joint Representatives, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters expressly and specifically for use therein. The information furnished in writing to the Company by or on behalf of the Hong Kong Underwriters expressly and specifically for use in Hong Kong Public Offering Documents is the Underwriter Information.

30.	Certificates from Director(s) / Officer(s)

Any certificate signed by any officer or director of the Company, as required or contemplated by this Agreement or the International Underwriting Agreement, as applicable, and delivered to the Hong Kong Underwriters and the International Underwriters, counsel for the Hong Kong Underwriters and the International Underwriters, shall constitute a representation and warranty hereunder by the Company, as to matters covered thereby, to each Hong Kong Underwriter and International Underwriter.

31.	No Finder’s Fee

There are no contracts, agreements or understandings between the Company or any of the Group Entities and any person that would give rise to a valid claim against the Company or the Group Entities or any Hong Kong Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the issuance and sale of the Offer Shares.

32.	No Underwriter Tax Liabilities

Except as described in the Hong Kong Public Offering Documents, and save for any Trading Fee, Transaction Levy, FRC Transaction Levy and stamp duty payable in connection with on-market purchases of Shares conducted by the Stabilizing Manager and any subsequent transfer of such Shares to the lender thereof, no transaction tax, issue tax, stamp duty or other issuance or transfer Tax or duty or any withholding Tax is or will be payable by or on behalf of or on payments to the Hong Kong Underwriters, or otherwise imposed on any payments made to the Hong Kong Underwriters, acting in their capacity as Hong Kong Underwriters, under the laws of PRC, Cayman Islands or Hong Kong in connection with (A) the issuance of the Offer Shares to the Hong Kong Underwriters by the Company; (B) the sale and delivery by the Hong Kong Underwriters of the Hong Kong Offer Shares; (C) the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement; (D) any subsequent transfer of, or agreement to transfer, the Hong Kong Offer Shares through the facilities of the HKSCC (including such transfers to purchasers procured by the Hong Kong Underwriters); or (E) deposit of the Offer Shares with the HKSCC.

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33.	Related Party Transactions and Connected Transactions

33.1	In respect of the connected transactions (as defined in the Listing Rules) of the Company (the “Connected Transactions”), the Connected Transactions disclosed in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus have been entered into and carried out, in the ordinary course of business and on normal commercial terms and are fair and reasonable and in the interests of the Company and the shareholders of the Company as a whole. The Company has complied with the terms of the Connected Transactions disclosed in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus in all material respects.

34.	Blue Sky Qualification

The Company will use its best efforts, in cooperation with the International Underwriters, to qualify the Offer Shares for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Joint Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Offer Shares.

35.	Operating and Financial Review and Prospect

The section entitled “Financial Information—Critical Accounting Policies, Judgments and Estimates” included or incorporated by reference in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus truly, accurately and fairly describes in all material respects: (A) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) the material judgments and uncertainties affecting the application of Critical Accounting Policies, and estimates; (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof; and the Company’s board of directors and management have reviewed and agreed with the selection, application and disclosure of Critical Accounting Policies and have consulted with the Company’s legal counsel and independent public accountants with regard to such disclosure. The section entitled “Financial Information” in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus accurately and fully describes: (A) all material trends, demands, commitments and events known to the Company, and, uncertainties, and the potential effects thereof, that the Company believes would materially affect its liquidity and are reasonably likely to occur; and (B) all off-balance sheet transactions, arrangements, and obligations, including, without limitation, relationships with unconsolidated entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company or the Group Entities, if any, such as structured finance entities and special purpose entities (collectively, “off-balance sheet arrangements”) that are reasonably likely to have a material effect on the liquidity of the Company or the Group Entities, or the availability thereof or the requirements of the Company or the Group Entities for capital resources.

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36.	Company is a Well-Known Seasoned Issuer

The Company was and is a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act at the times specified in the Securities Act in connection with the offering of the Offer Shares.

37.	Company is not an Ineligible Issuer

The Company was not and is not an “ineligible issuer” as defined in Rule 405 under the Securities Act at the times specified in the Securities Act in connection with the offering of the Offer Shares, without taking account of any determination by the SEC pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an “ineligible issuer”.

38.	M&A Rules

The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors and any official clarifications, guidance, interpretations or implementation rules in connection with or related thereto (the “PRC Mergers and Acquisitions Rules”) jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce (which has been merged into the State Administration for Market Regulation), the CSRC and the SAFE on August 8, 2006 and amended by the Ministry of Commerce on June 22, 2009, including the provisions thereof which purport to require offshore special purpose entities formed for listing purposes and controlled directly or indirectly by PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange. The Company has received legal advice specifically with respect to the PRC Mergers and Acquisitions Rules from its PRC counsel, and the Company understands such legal advice. In addition, the Company has communicated such legal advice in full to each of its directors that signed the Registration Statement and each such director has confirmed that he or she understands such legal advice. Except as described in the Hong Kong Public Offering Documents and the Registration Statement, the Disclosure Package and the Prospectus, the issuance and sale of the Offer Shares, the listing and trading of the Offer Shares on the Stock Exchange and the New York Stock Exchange and by this Agreement and the consummation of the transactions contemplated by this Agreement and the International Underwriting Agreement (i) are not and will not be, as of the date hereof or as of each Time of Delivery (as defined in the International Underwriting Agreement), as the case may be, adversely affected by the PRC Mergers and Acquisitions Rules and (ii) do not require the prior approval of the CSRC.

39.	Experts

39.1	To the knowledge of the Company, each of the Internal Control Consultant, the Reporting Accountants and the Company’s legal advisors is independent of the Company (as determined by reference to Rule 3A.07 of the Listing Rules) and is able to form and report on its views free from any conflict of interest and has not withdrawn its consent to including its report, opinions, letters or certificates (where applicable and as the case may be) in the Hong Kong Prospectus.

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39.2	(A) The factual contents provided by the Company to facilitate the reports, opinions, letters or certificates (if any) of the Reporting Accountants and any legal advisor to the Company, respectively, are and will remain complete, true and accurate in all material respects (and where such information is subsequently amended, updated or replaced, such amended, updated or replaced information is complete, true and accurate) and no fact or matter has been omitted therefrom which would make the contents of any of such reports, opinions, letters or certificates (if any) misleading, and the opinions attributed to the directors of the Company in such reports, opinions, letters or certificates (if any) are held in good faith based upon facts within the best of their knowledge after due and careful inquiry; and (B) no material information was withheld from the Reporting Accountants or any legal advisor of the Company, as applicable, for the purposes of their preparation of their report, opinion, letter or certificate (if any) (whether or not contained in each of the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus) and all information given to each of the foregoing persons for such purposes was given in good faith and there is no other information which has not been provided the result of which would make the information so received misleading;

40.	Validity of Choice of Law

40.1	Under the laws of the Cayman Islands, the courts of the Cayman Islands will recognize and give effect to the choice of law provisions hereof and enforce judgments of U.S. courts obtained against the Company to enforce the Transaction Documents, subject to the principles and conditions described under the section titled “Enforceability of Civil Liabilities” in the Registration Statement, the Disclosure Package and the Prospectus; under the laws of the PRC, the choice of law provisions set forth hereof will be recognized by the courts of the PRC and any judgment obtained in any state or federal court located in the Borough of Manhattan, The City of New York, New York (each, a “New York Court”) arising out of or in relation to the obligations of the Company under this Agreement will be recognized in PRC courts subject to the discretion of the relevant courts and public policies and other principles to be considered by such courts and the other conditions described under the section titled “Enforceability of Civil Liabilities” in the Registration Statement, the Disclosure Package and the Prospectus.

40.2	The choice of law provisions set forth in this Agreement will be recognized and given effect to by the courts of the Cayman Islands, the PRC and Hong Kong; the Company can sue and be sued in its own name under the Laws of Hong Kong; this Agreement shall be governed by and construed in accordance with the laws of Hong Kong are legal, valid and binding under the Laws of Hong Kong and will be respected by the courts of the Cayman Islands, PRC and Hong Kong; service of process effected in the manner set forth in this Agreement will be effective to confer valid personal jurisdiction over the Company; the arbitration agreement contained in this Agreement is a valid and effective agreement by the Company to submit to arbitration; the agreement that each party to this Agreement shall defer any dispute to arbitration, and the agreement that the arbitration agreement shall be governed by and construed in accordance with the laws of Hong Kong are legal, valid and binding under the laws of the Cayman Islands, the PRC and Hong Kong and will be respected by the courts of the Cayman Islands and Hong Kong and, to the extent permitted under the PRC Civil Procedures Law and relevant civil procedure rules, will be respected by courts of the PRC; and any award obtained in the HKIAC arising out of or in relation to the obligations of the Company under this Agreement will be recognized and enforced by the courts of the Cayman Islands and Hong Kong and, to the extent permitted under the PRC Civil Procedures Law and relevant civil procedure rules, will be respected by courts of the PRC, subject to the uncertainty as disclosed in the section of each of the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus.

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41.	No Other Arrangements relating to the Sale of Offer Shares

The Company has not entered into any contractual arrangement relating to the offer, sale, distribution or delivery of the Offer Shares other than this Agreement and the International Underwriting Agreement.

42.	Material Contracts

The Company is not a party to any effective memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or a material acquisition or disposition of assets, technologies, business units or businesses which is required to be disclosed but not so disclosed in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus.

43.	Market Conduct

Save for the appointment of the Stabilizing Manager of the Global Offering as disclosed in the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package and the Prospectus, none of the Company and any of the Group Entities, or to the Company’s knowledge after due and reasonable enquiry, any of their respective directors, officers and Affiliates, (A) has taken, directly or indirectly, any action which was designed to cause or result in, or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offer Shares or a violation of the market misconduct provisions of Parts XIII and XIV of the Securities and Futures Ordinance; or (B) has taken, directly or indirectly, any action which may result in the loss by any of the Underwriters of the ability to rely on any stabilization safe harbor provided by the Securities and Futures (Price Stabilizing) Rules under the Securities and Futures Ordinance or otherwise.

44.	Exchange Act Reporting Requirements

The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and timely files reports with the SEC on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

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Schedule 4

CONDITIONS PRECEDENT DOCUMENTS

IV-1

Schedule 5

SET-OFF ARRANGEMENTS

V-1

Schedule 6

ADVERTISING ARRANGEMENTS

The Formal Notice is to be published on the official website of the Stock Exchange and the Company’s website on June 22, 2022.

VI-1

Schedule 7

PROFESSIONAL INVESTOR TREATMENT NOTICE

VII-1

IN WITNESS whereof this Agreement has been entered into the day and year first before written.

SIGNED by WANG Xueji	)
for and on behalf of	)
Tuya Inc.	)
in the presence of:	)
	)	/s/ WANG Xueji

SIGNED by Barry Chan	)
For and on behalf of	)
CHINA INTERNATIONAL CAPITAL CORPORATION	)
HONG KONG SECURITIES LIMITED	)	/s/ Barry Chan

Signature page to Hong Kong Underwriting Agreement

SIGNED by Barry Chan	)
For and on behalf of	)
CHINA INTERNATIONAL CAPITAL CORPORATION	)
HONG KONG SECURITIES LIMITED	)
as attorney on behalf of each of the other	)
HONG KONG UNDERWRITERS	)
(as defined herein))		/s/ Barry Chan

Signature page to Hong Kong Underwriting Agreement

SIGNED by Robin Zhao	)
For and on behalf of	)
MORGAN STANLEY ASIA	)
LIMITED	)	/s/ Robin Zhao

Signature page to Hong Kong Underwriting Agreement

SIGNED by Robin Zhao	)
For and on behalf of	)
MORGAN STANLEY ASIA LIMITED	)
as attorney on behalf of each of the other	)
HONG KONG UNDERWRITERS	)
(as defined herein))		/s/ Robin Zhao

Signature page to Hong Kong Underwriting Agreement

SIGNED by Xiaoming Zhou	)
For and on behalf of	)
MERRILL LYNCH (ASIA PACIFIC))
LIMITED	)	/s/ Xiaoming Zhou

Signature page to Hong Kong Underwriting Agreement

SIGNED by Xiaoming Zhou	)
For and on behalf of	)
MERRILL LYNCH (ASIA PACIFIC))
LIMITED	)
as attorney on behalf of each of the other	)
HONG KONG UNDERWRITERS	)
(as defined herein))		/s/ Xiaoming Zhou

Signature page to Hong Kong Underwriting Agreement